EXHIBIT 10.1

EXECUTION COPY

Amendment and Restatement Agreement dated as of May 6, 2015 (this “Agreement”), among KAMAN CORPORATION, a Connecticut corporation (the “Company”), KAMAN COMPOSITES - UK HOLDINGS LIMITED, a company organized under the laws of England and Wales (“Kaman UK”), RWG GERMANY GMBH, a company organized under the laws of Germany (“RWG Germany”), the other Subsidiary Borrowers party hereto (the “Subsidiary Borrowers” and, together with the Company, Kaman UK and RWG Germany, the “Borrowers”), the Lenders listed on the signature pages hereto, JPMORGAN CHASE BANK, N.A. (“JPMCB”), as Administrative Agent to the Credit Agreement dated as of November 20, 2012 (the “Existing Credit Agreement”), among the Company, RWG Germany, Kaman UK, the Lenders party thereto, JPMCB, as Administrative Agent, and Bank of America, N.A., and Citizens Bank, N.A., as co-syndication agents.

PRELIMINARY STATEMENT

The Borrowers have requested that the Existing Credit Agreement be amended and restated in the form attached hereto as Exhibit A (as so amended and restated, the “Amended and Restated Credit Agreement”), to provide for, among other things:
(a) the making of Additional Term Loans (as defined below) to the Company on the Amendment and Restatement Effective Date (as defined below), on the terms and subject to the conditions set forth herein and in the Amended and Restated Credit Agreement, in an aggregate principal amount of $22,500,000, which Additional Term Loans shall, on and after the Amendment and Restatement Effective Date, be part of the same Class of Terms Loans as the Term Loans (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement immediately prior to the Amendment and Restatement Effective Date (the “Existing Term Loans”);
(b) the extension of the maturity date of the Existing Term Loans to the date that is five years after the Amendment and Restatement Effective Date;
(c) the extension of the scheduled date of expiration of the Revolving Commitments (as defined in the Existing Credit Agreement) outstanding immediately prior to the Amendment and Restatement Effective Date (the “Existing Revolving Commitments”), the extension of the maturity date of the Revolving Loans (as defined in the Existing Credit Agreement) outstanding immediately prior to the Amendment and Restatement Effective Date (the “Existing Revolving Loans”) to the date that is five years after the Amendment and Restatement Effective Date and the making of the Revolving Commitment Increase (as defined below) on the Amendment and Restatement Effective Date, on the terms and subject to the conditions set forth herein and in the Amended and Restated Credit Agreement, in an aggregate principal amount of $200,000,000; and
(d) the modification of certain covenants and other provisions, as reflected in the Amended and Restated Credit Agreement.
The Company has requested that the financial institutions set forth on Schedule I hereto (the “Additional Term Loan Lenders”) commit to make term loans to the Company on the Amendment and Restatement Effective Date in an aggregate principal amount of $22,500,000 (the “Additional Term Loans”; the commitment of each Additional Term Loan Lender to provide its applicable portion of the Additional

EXHIBIT 10.1

Term Loans, as set forth opposite such Additional Term Loan Lender’s name on Schedule I hereto, is such Additional Term Loan Lender’s “Additional Term Loan Commitment”). The Additional Term Loan Lenders are willing to make the Additional Term Loans to the Company on the Amendment and Restatement Effective Date on the terms set forth herein and in the Amended and Restated Credit Agreement and subject to the conditions set forth herein.
Each Lender (as defined in the Existing Credit Agreement) holding Existing Term Loans (each, an “Existing Term Lender”) and each Lender (as defined in the Existing Credit Agreement) holding Existing Revolving Commitments and/or Existing Revolving Loans (each, an “Existing Revolving Lender” and, together with each Existing Term Lender, collectively, the “Existing Lenders”) that executes and delivers a signature page to this Agreement (each, a “Consenting Term Lender” or a “Consenting Revolving Lender”, as applicable, and collectively, the “Consenting Lenders”) at or prior to 5:00 p.m., New York City time, on May 6, 2015 (the “Delivery Time”), will have agreed to the terms of this Agreement upon the effectiveness of this Agreement on the Amendment and Restatement Effective Date. Each Existing Lender that does not execute and deliver a signature page to this Agreement at or prior to the Delivery Time (each, a “Non‑Consenting Term Lender” or a “Non-Consenting Revolving Lender”, as applicable, and collectively, the “Non-Consenting Lenders”) will be deemed not to have agreed to this Agreement and will be subject to the mandatory assignment provisions of Section 9.02(e) of the Existing Credit Agreement upon the effectiveness of this Agreement on the Amendment and Restatement Effective Date (it being understood that the interests, rights and obligations of the Non-Consenting Lenders under the Loan Documents will be assumed by (a) certain Consenting Lenders and (b) certain financial institutions that are not Existing Lenders and that are party hereto (each, a “New Term Lender” or “New Revolving Lender”, as applicable, and collectively, the “New Lenders”), in each case in accordance with Section 9.02(e) of the Existing Credit Agreement and Sections 3(b) and 3(c) hereof).
Accordingly, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1.Defined Terms. Capitalized terms used but not otherwise defined herein (including the Preliminary Statement hereto) shall have the meanings assigned thereto in the Amended and Restated Credit Agreement.

SECTION 2.Amendment and Restatement of the Existing Credit Agreement. Effective as of the Amendment and Restatement Effective Date (but after giving effect to the transactions contemplated by Sections 3(b) and 3(c) hereof), the Existing Credit Agreement is hereby amended and restated in the form attached hereto as Exhibit A. Each Schedule and Exhibit to the Existing Credit Agreement is replaced by the Schedule and Exhibit having the same designation attached to the Amended and Restated Credit Agreement. The Administrative Agent hereby consents to this Agreement and confirms that each New Term Loan Lender and each New Revolving Lender is acceptable to it.

SECTION 3.Transactions on the Amendment and Restatement Effective Date. (a) Additional Term Loans. On the terms and subject to the conditions set forth herein, each Additional Term Loan Lender agrees, severally and not jointly, to make, on the Amendment and Restatement Effective Date, an Additional Term Loan to the Company in an aggregate principal amount equal to its Additional Term Loan Commitment. The Additional Term Loan Commitment of each Additional Term Loan Lender shall automatically terminate upon the making of the Additional Term Loans on the Amendment and Restatement Effective Date. The proceeds of the Additional Term Loans are to be used by the Company for working capital, Capital Expenditures and other general corporate purposes (including, without limitation, acquisitions (including Permitted Acquisitions) permitted under the Amended and Restated Credit Agreement).

EXHIBIT 10.1

(b)     Concerning the Existing Term Loans and the Existing Term Lenders. (i) Subject to the terms and conditions set forth herein, on the Amendment and Restatement Effective Date, (A) each New Term Lender shall become, and each Consenting Term Lender shall continue to be, a “Term Lender” and a “Lender” under the Amended and Restated Credit Agreement and (B) each New Term Lender shall have, and each Consenting Term Lender shall continue to have, all the rights and obligations of a “Term Lender” and a “Lender” holding a Term Loan under the Amended and Restated Credit Agreement.

(ii) Pursuant to Section 9.02(e) of the Existing Credit Agreement, on the Amendment and Restatement Effective Date, (A) each Non-Consenting Term Lender shall be deemed to have assigned and delegated its Existing Term Loans, and (B) each Consenting Term Lender that will be allocated an aggregate principal amount of the Term Loans as of the Amendment and Restatement Effective Date that is less than the aggregate principal amount of Existing Term Loans of such Consenting Term Lender immediately prior to the Amendment and Restatement Effective Date (as disclosed to such Consenting Term Lender by the Administrative Agent prior to the date hereof) shall be deemed to have assigned and delegated the portion of its Existing Term Loans in excess of such allocated amount, in each case together with all its interests, rights (other than its existing rights to payments pursuant to Section 2.15 or 2.17 of the Existing Credit Agreement) and obligations under the Loan Documents in respect thereof, to JPMCB, as assignee, at a purchase price equal to par (the “Term Loan Purchase Price”). Upon (1) payment to a Non-Consenting Term Lender of (x) the Term Loan Purchase Price with respect to its Existing Term Loans so assigned and delegated pursuant to this paragraph (ii) and (y) accrued and unpaid interest and fees through but excluding the Amendment and Restatement Effective Date, which interest and fees shall be paid by the Company, and (2) the satisfaction of the conditions set forth in Section 9.02(e) of the Existing Credit Agreement (but without the requirement of any further action on the part of such Non-Consenting Term Lender, the Company or the Administrative Agent), such Non-Consenting Term Lender shall cease to be a party to the Existing Credit Agreement (and shall not become a party to the Amended and Restated Credit Agreement).
(iii) Subject to the terms and conditions set forth herein, on the Amendment and Restatement Effective Date, each Consenting Term Lender set forth on Schedule II hereto and each New Term Lender, if any, set forth on Schedule II hereto agrees to assume from JPMCB, for a purchase price equal to par, Existing Term Loans having an aggregate principal amount equal to the amount disclosed to such Consenting Term Lender or such New Term Lender by the Administrative Agent prior to the date hereof.
(iv) Each New Term Lender, if any, by delivering its signature page to this Agreement and assuming Existing Term Loans in accordance with Section 3(b)(iii) hereof, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by the Administrative Agent, the Required Lenders or any other Lenders, as applicable, on the Amendment and Restatement Effective Date (and after giving effect to the amendment and restatement of the Existing Credit Agreement and the amendment and restatement of the Existing Subsidiary Guaranty (as defined below), in each case as contemplated hereby).
(v) For purposes of clarity, all Existing Term Loans outstanding immediately prior to the Amendment and Restatement Effective Date shall continue to be outstanding as Term Loans under the Amended and Restated Credit Agreement on and after the Amendment and Restatement Effective Date, subject to the terms of the Amended and Restated Credit Agreement. On and after the Amendment and Restatement Effective Date, all Existing Term Loans and all Additional Term Loans shall constitute the same Class of Loans for all purposes of the Amended and Restated Credit Agreement, which Class of Loans is designated “Term Loans” in the Amended and Restated Credit Agreement. The initial

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Interest Period for all Term Loans (including, for purposes of clarity, the Existing Term Loans), commencing on the Amendment and Restatement Effective Date, shall be the Interest Period specified in the Borrowing Request submitted by the Company with respect to the Borrowing comprised of the Additional Term Loans to be made on the Amendment and Restatement Effective Date.
(c)     Concerning the Revolving Lenders, the Revolving Commitments and the Revolving Loans. (i) Subject to the terms and conditions set forth herein, on the Amendment and Restatement Effective Date, (A) each New Revolving Lender shall become, and each Consenting Revolving Lender shall continue to be, a “Revolving Lender” under the Amended and Restated Credit Agreement and (B) each New Revolving Lender shall have, and each Consenting Revolving Lender shall continue to have, all the rights and obligations of a “Revolving Lender” and a “Lender” holding a Revolving Commitment or a Revolving Loan under the Amended and Restated Credit Agreement.

(ii) Pursuant to Section 9.02(e) of the Existing Credit Agreement, on the Amendment and Restatement Effective Date, (A) each Non-Consenting Revolving Lender shall be deemed to have assigned and delegated its Existing Revolving Commitments and/or its Existing Revolving Loans, as applicable, including, without limitation, any participations in LC Disbursements and Swingline Loans (in each case, as defined in the Existing Credit Agreement), and (B) each Consenting Revolving Lender that will be allocated an aggregate amount of the Revolving Commitments as of the Amendment and Restatement Effective Date that is less than the aggregate principal amount of Existing Revolving Commitments of such Consenting Revolving Lender immediately prior to the Amendment and Restatement Effective Date (as disclosed to such Consenting Revolving Lender by the Administrative Agent prior to the date hereof) shall be deemed to have assigned and delegated the portion of its Existing Revolving Commitments in excess of such allocated amount (together with a proportionate amount of the Existing Revolving Loans of such Consenting Revolving Lender and participations in LC Disbursements and Swingline Loans), in each case together with all its interests, rights (other than its existing rights to payments pursuant to Section 2.15 or 2.17 of the Existing Credit Agreement) and obligations under the Loan Documents in respect thereof, to JPMCB, as assignee, and, in the case of its Existing Revolving Loans and participations in LC Disbursements and Swingline Loans, at a purchase price equal to par (the “Revolving Loan Purchase Price”). Upon (1) payment to a Non-Consenting Revolving Lender of (x) the Revolving Loan Purchase Price with respect to its Existing Revolving Loans and participations in LC Disbursements and Swingline Loans and (y) accrued and unpaid interest and fees through but excluding the Amendment and Restatement Effective Date, which interest and fees shall be paid by the Company, and (2) the satisfaction of the conditions set forth in Section 9.02(e) of the Existing Credit Agreement (but without the requirement of any further action on the part of such Non-Consenting Revolving Lender, the Company or the Administrative Agent), such Non-Consenting Revolving Lender shall cease to be a party to the Existing Credit Agreement (and shall not become a party to the Amended and Restated Credit Agreement).
(iii) Subject to the terms and conditions set forth herein, on the Amendment and Restatement Effective Date, each Consenting Revolving Lender set forth on Schedule III hereto and each New Revolving Lender, if any, set forth on Schedule III hereto agrees to assume from JPMCB, (A) Existing Revolving Commitments in an aggregate amount equal to the amount disclosed to such Consenting Revolving Lender or such New Revolving Lender by the Administrative Agent prior to the date hereof and/or (B) for a purchase price equal to par, Existing Revolving Loans having an aggregate principal amount equal to the amount disclosed to such Consenting Revolving Lender or such New Revolving Lender by the Administrative Agent prior to the date hereof.

EXHIBIT 10.1

(iv) Each New Revolving Lender, if any, by delivering its signature page to this Agreement and assuming Existing Revolving Commitments and/or Existing Revolving Loans in accordance with Section 3(c)(iii) hereof, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by the Administrative Agent, the Required Lenders or any other Lenders, as applicable, on the Amendment and Restatement Effective Date (and after giving effect to the amendment and restatement of the Existing Credit Agreement and the amendment and restatement of the Existing Subsidiary Guaranty, in each case as contemplated hereby).
(v) On the Amendment and Restatement Effective Date, and after giving effect to the transactions set forth in clauses (c)(ii) and (c)(iii) above, (i) the aggregate amount of Revolving Commitments shall increase by $200,000,000 (the “Revolving Commitment Increase”) so that the aggregate amount of Revolving Commitments shall be $600,000,000 and each Consenting Revolving Lender and New Revolving Lender, if any, set forth on Schedule III hereto shall have the Revolving Commitment set forth on Schedule III hereto, (ii) solely for the purpose of reallocating the Revolving Loans pursuant to this clause (v), the aggregate principal amount of Existing Revolving Loans shall be deemed to be repaid (it is understood and agreed that the provisions of this subclause (ii) are intended solely to effect the reallocations of the Revolving Loans among the Lenders, and are not intended to, and do not, require any Borrower to make any payment), (iii) each Consenting Revolving Lender and each New Revolving Lender, if any, that assumed Existing Revolving Commitments and Existing Revolving Loans pursuant to clause (c)(iii) above shall pay to the Administrative Agent in same day funds an amount equal to the amount, if any, by which (A) (1) such Consenting Revolving Lender’s or such New Revolving Lender’s, as applicable, Applicable Percentage (calculated after giving effect to the effectiveness of the Revolving Commitment Increase and the transactions set forth in clauses (c)(ii) and (c)(iii) above) multiplied by (2) the aggregate principal amount of the Resulting Revolving Loans (as hereinafter defined) exceeds (B) (1) such Consenting Revolving Lender’s or such New Revolving Lender’s, as applicable, Applicable Percentage (calculated without giving effect to the effectiveness of the Revolving Commitment Increase but after giving effect to the transactions set forth in clauses (c)(ii) and (c)(iii) above) multiplied by (2) the aggregate principal amount of the Existing Revolving Loans, (iv) each New Revolving Lender, if any, that did not assume Existing Revolving Commitments and Existing Revolving Loans pursuant to clause (c)(iii) above shall pay to Administrative Agent in same day funds an amount equal to (1) such New Revolving Lender’s Applicable Percentage (calculated after giving effect to the effectiveness of the Revolving Commitment Increase) multiplied by (2) the aggregate principal amount of the Resulting Revolving Loans, (v) after the Administrative Agent receives the funds specified in clauses (iii) and (iv) above, the Administrative Agent shall pay to each Revolving Lender the portion of such funds that is equal to the amount, if any, by which (A) (1) such Revolving Lender’s Applicable Percentage (calculated without giving effect to the effectiveness of the Revolving Commitment Increase but after giving effect to the transactions set forth in clauses (c)(ii) and (c)(iii) above) multiplied by (2) the aggregate principal amount of the Existing Revolving Loans, exceeds (B) (1) such Revolving Lender’s Applicable Percentage (calculated after giving effect to the effectiveness of the Revolving Commitment Increase and the transactions set for in clauses (c)(ii) and (c)(iii) above) multiplied by (2) the aggregate principal amount of the Resulting Revolving Loans, (vi) after the effectiveness of the Revolving Commitment Increase, the Revolving Lenders shall be deemed to have made new Revolving Loans (the “Resulting Revolving Loans”) in an aggregate principal amount equal to the aggregate principal amount of the Existing Revolving Loans and of the Types and for the Interest Periods specified in a Borrowing Request delivered to the Administrative Agent in accordance with Section 2.03 (and the Borrower shall deliver such Borrowing Request) and (vii) each Revolving Lender shall be deemed to hold its Applicable Percentage of each Resulting Revolving Loan (calculated after giving effect to the effectiveness of the Revolving

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Commitment Increase). Each Revolving Lender immediately prior to the Revolving Commitment Increase (but after giving effect to the transactions set forth in clauses (c)(ii) and (c)(iii) above) will automatically and without further act be deemed to have assigned to each New Revolving Lender and Consenting Revolving Lender, and each such Consenting Revolving Lender and New Revolving Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Lender’s participations hereunder in outstanding Letters of Credit and Swingline Loans such that, after giving effect to the Revolving Commitment Increase and each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in Letters of Credit and participations hereunder in Swingline Loans, in each case held by each Revolving Lender (including each such Consenting Revolving Lender and New Revolving Lender) will equal such Revolving Lender’s Applicable Percentage.
(vi) For purposes of clarity, all Existing Revolving Loans, Existing Revolving Commitments and Letters of Credit (as defined in the Existing Credit Agreement) outstanding immediately prior to the Amendment and Restatement Effective Date shall continue to be outstanding as Revolving Loans, Revolving Commitments and Letters of Credit, respectively, under the Amended and Restated Credit Agreement on and after the Amendment and Restatement Effective Date, subject to the terms of the Amended and Restated Credit Agreement.
SECTION 4.Representations and Warranties. Each of the Borrowers hereby represents and warrants as to itself and each other Loan Party, on and as of the date hereof, that (a) the execution, delivery and performance by such party of this Agreement and the transactions contemplated hereby have been duly authorized by all necessary corporate or other action and, if required, action by the holders of such Loan Party’s Equity Interests, and (b) this Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law and principles of good faith and fair dealing.

SECTION 5.Effectiveness. The amendment and restatement of the Existing Credit Agreement and associated provisions set forth herein shall become effective as of the first date upon which each of the conditions precedent set forth in this Section 5 shall be satisfied or waived in accordance with Section 9.02 of the Existing Credit Agreement (such date, the “Amendment and Restatement Effective Date”):

(a)The Administrative Agent shall have received (i) from each of the Borrowers, each of the Additional Term Loan Lenders, each of the New Lenders, if any, and Consenting Lenders constituting the Required Lenders (as defined in the Existing Credit Agreement) either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (which may include facsimile transmission or other electronic imaging of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and (ii) duly executed copies of the Loan Documents and such other legal opinions, certificates, documents, instruments and agreements as the Administrative Agent shall reasonably request in connection with the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel and as further described in the list of closing documents attached as Exhibit E to the Amended and Restated Credit Agreement.

(b)The Administrative Agent shall have received written opinions (addressed to the Administrative Agent and the Lenders and dated the Amendment and Restatement Effective Date) of (i) Crowell & Moring LLP, U.S. counsel for the Loan Parties, (ii) Murtha Cullina LLP, Connecticut counsel for the Company, Kaman Aerospace Group, Inc., Kaman Industrial Technologies Corporation, Kamatics

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Corporation, Kaman X Corporation and K-MAX Corporation, (iii) K&L Gates LLP, German counsel for RWG Germany GmbH, and (iv) Crowell & Moring, English counsel for Kaman UK, each in form and substance reasonably acceptable to the Administrative Agent and its counsel and, in each case, covering such matters relating to the Loan Parties, this Agreement, the Loan Documents or the Transactions as the Administrative Agent shall reasonably request. The Company hereby requests such counsels to deliver such opinions.

(c)The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing in the jurisdiction of incorporation or formation of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, this Agreement, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel and as further described in the list of closing documents attached as Exhibit E to the Amended and Restated Credit Agreement.

(d)The Administrative Agent shall have received a certificate, dated the Amendment and Restatement Effective Date and signed by the President, a Vice President or a Responsible Officer of the Company, confirming compliance as of the Amendment and Restatement Effective Date with the conditions set forth in paragraphs (a) and (b) of Section 4.02 of the Amended and Restated Credit Agreement.

(e)The Administrative Agent, each of J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citizens Bank, N.A., in their capacities as arrangers of the Amended and Restated Credit Agreement (in such capacity, the “Arrangers”) and each Lender shall have received all fees and other amounts due and payable on or prior to the Amendment and Restatement Effective Date, including, to the extent invoiced prior to the Amendment and Restatement Effective Date, reimbursement or payment of all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by the Company hereunder.

(f)The Borrowers shall have delivered to the Administrative Agent the notices required by Section 2.03 of the Amended and Restated Credit Agreement.

(g)The Borrowers shall have prepaid all accrued and unpaid interest and fees in respect of the Existing Term Loans, the Existing Revolving Loans, the Existing Revolving Commitments and the Letters of Credit to but excluding the Amendment and Restatement Effective Date.

(h)The Administrative Agent and the Arrangers shall have received at least five Business Days prior to the Amendment and Restatement Effective Date all documentation and other information about the Borrower and the Guarantors that shall have been reasonably requested in writing at least 10 days prior to the Amendment and Restatement Effective Date and that the Administrative Agent and the Arrangers determine is required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act.

The Administrative Agent shall notify the Borrowers and the Lenders of the Amendment and Restatement Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder and under the Amended and Restated Credit Agreement shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02 of the Existing Credit Agreement) at or prior to 5:00 p.m., New York City time, on May 6, 2015.

EXHIBIT 10.1

For purposes of determining compliance with the conditions specified above, each Lender party to this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to such Persons unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Person prior to the Amendment and Restatement Effective Date specifying its objection thereto.
SECTION 6.Amendment and Restatement of Subsidiary Guaranty. Effective as of the Amended and Restatement Effective Date, the Subsidiary Guaranty as in effect immediately prior to the Amendment and Restatement Effective Date (the “Existing Subsidiary Guaranty”) is hereby amended and restated in the form attached hereto as Exhibit B (the Existing Subsidiary Guaranty as so amended and restated, the “Amended and Restated Subsidiary Guaranty”). Each Exhibit to the Existing Subsidiary Guaranty is replaced by the Exhibit having the same designation attached to the Amended and Restated Subsidiary Guaranty.

SECTION 7.Effect of this Agreement. (a) Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Administrative Agent, the Lenders or any other Secured Party under the Existing Credit Agreement, the Amended and Restated Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement, the Amended and Restated Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Amended and Restated Credit Agreement or any other Loan Document in similar or different circumstances.

(b)     On and after the Amendment and Restatement Effective Date, (i) each reference in the Amended and Restated Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the “Credit Agreement” in any other Loan Document, shall be deemed a reference to the Amended and Restated Credit Agreement and (ii) each reference in the Amended and Restated Subsidiary Guaranty to “this Domestic Subsidiary Guarantee”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the “Subsidiary Guaranty” in any other Loan Document, shall be deemed a reference to the Amended and Restated Subsidiary Guaranty.

(c)    This Agreement shall constitute a “Loan Document” for all purposes of the Existing Credit Agreement, the Amended and Restated Credit Agreement and the other Loan Documents.

SECTION 8.Reaffirmation Each Borrower and each Subsidiary party hereto, by its signature below, hereby (i) affirms and confirms its respective guarantees, pledges and grants of security interests and other commitments and obligations, as applicable, under the Collateral Documents to which it is a party and (ii) confirms and agrees that the Security Agreement, the Existing Subsidiary Guaranty (as amended and restated hereby) and each of the other Collateral Documents to which it is a party and all its guarantees and other commitments and obligations, as applicable, under any Loan Document or Collateral Document shall continue to be in full force and effect following the effectiveness of this Agreement

SECTION 9.Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, e-mailed .pdf or any other electronic means that reproduces an image

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of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 10.No Novation. Neither this Agreement nor the effectiveness of the Amended and Restated Credit Agreement shall extinguish the obligations for the payment of money outstanding under the Existing Credit Agreement or discharge or release the Lien or priority of any Loan Document or any other security therefor or any guarantee thereof. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Existing Credit Agreement or instruments guaranteeing or securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith. Nothing expressed or implied in this Agreement, the Amended and Restated Credit Agreement or any other document contemplated hereby or thereby shall be construed as a release or other discharge of the Borrowers under the Existing Credit Agreement or any Loan Party under any other Loan Document from any of its obligations and liabilities thereunder. The Existing Credit Agreement and each of the other Loan Documents shall remain in full force and effect, until and except as modified hereby or thereby in connection herewith or therewith.

SECTION 11.Governing Law; Jurisdiction; Waiver of Jury Trial. The provisions of Sections 9.09 and 9.10 of the Existing Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.

SECTION 12.Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
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EXHIBIT 10.1

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

KAMAN CORPORATION,
as the Company

by

/s/ Robert D. Starr
Robert D. Starr
Senior Vice President and Chief
Financial Officer

RWG GERMANY GMBH,
as a Subsidiary Borrower

by

/s/ Robert D. Starr
Robert D. Starr
Senior Vice President and Chief
Financial Officer

KAMAN COMPOSITES - UK HOLDINGS LIMITED,
as a Subsidiary Borrower

by

/s/ Robert D. Starr
Robert D. Starr
Senior Vice President and Chief
Financial Officer

[Signature Page to Amendment and Restatement Agreement]

EXHIBIT 10.1

KAMAN AEROSPACE GROUP, INC.
KAMAN AEROSPACE CORPORATION
K-MAX CORPORATION
KAMAN X CORPORATION
KAMATICS CORPORATION
KAMAN COMPOSITES - WICHITA, INC.
KAMAN PRECISION PRODUCTS, INC.
KAMAN ENGINEERING SERVICES, INC.
KAMAN COMPOSITES - VERMONT, INC.
KAMAN INDUSTRIAL TECHNOLOGIES
CORPORATION
MINARIK CORPORATION
CATCHING FLUIDPOWER, INC
KIT ZELLER, INC.
KAMAN FLUID POWER, LLC,
each as a Guarantor

by

/s/ Robert D. Starr
Robert D. Starr
Senior Vice President and Chief
Financial Officer

[Signature Page to Amendment and Restatement Agreement]

EXHIBIT 10.1

JPMORGAN CHASE BANK, N.A., individually as a
Lender, as an Issuing Bank and as Administrative Agent

by

/s/ Peter M. Killea
Peter M. Killea
Credit Executive

Jurisdiction of tax residence: USA
DTTP Scheme Number: 013/M/0268710/DTTP

[Signature Page to Amendment and Restatement Agreement]

EXHIBIT 10.1

BANK OF AMERICA, N.A., individually as a Lender, as the
Swingline Lender, as an Issuing Bank and as a Co-
Syndication Agent

by

/s/ Ashish Arora
Ashish Arora
Senior Vice President

Jurisdiction of tax residence: USA
DTTP Scheme Number: 13/B/7418/DTTP

[Signature Page to Amendment and Restatement Agreement]

EXHIBIT 10.1

CITIZENS BANK, N.A., individually as a Lender, as an Issuing Bank and as a Co-Syndication Agent

by

/s/ Donald A. Wright
Donald A. Wright
Senior Vice President

Jurisdiction of tax residence: United States
DTTP Scheme Number: 131R1356159/DTTP

[Signature Page to Amendment and Restatement Agreement]

EXHIBIT 10.1

Branch Banking and Trust Company,
individually as a Lender and as a Co-
Documentation Agent

by

/s/ Matthew J. Davis
Matthew J. Davis
Vice President

Jurisdiction of tax residence: United States
DTTP Scheme Number: 13/B/357522/DTTP

EXHIBIT 10.1

Fifth Third Bank individually as a Lender
and as a Co-Documentation Agent

by

/s/ Valerie Schanzer
Valerie Schanzer
Managing Director

Jurisdiction of tax residence: USA
DTTP Scheme Number: 13/F/24267/DTTP

EXHIBIT 10.1

HSBC Bank USA, NA, as a Lender

by

/s/ Aidan R. Spoto
Aidan R. Spoto
Vice President

Jurisdiction of tax residence: United States
DTTP Scheme Number: 13/H/314375/DTTP

EXHIBIT 10.1

KEYBANK NATIONAL ASSOCIATION,
individually as a Lender and as a Co-Documentation
Agent
by

/s/ Suzannah Valdivia
Suzannah Valdivia
Senior Vice President

Jurisdiction of tax residence: United States

EXHIBIT 10.1

The Northern Trust Company, as a Lender

by

/s/ Eric Siebert
Eric Siebert
Vice President

Jurisdiction of tax residence: USA
DTTP Scheme Number: 13/N/60122/DTTP

EXHIBIT 10.1

PNC Bank, National Association, as a Lender

by

/s/ Robert M. Martin
Robert M. Martin
Senior Vice President

Jurisdiction of tax residence: USA
DTTP Scheme Number: 13/P/63904/DTTP

EXHIBIT 10.1

SunTrust Bank, individually as a Lender and as a
Co-Documentation Agent

by

/s/ David Simpson
David Simpson
Director

Jurisdiction of tax residence: USA
DTTP Scheme Number: 13/S/67712/DTTP

EXHIBIT 10.1

T.D. BANK, N.A., individually as a Lender and as
a Co-Documentation Agent

by

/s/ Todd Antico
Todd Antico
Senior Vice President

Jurisdiction of tax residence: United States
DTTP Scheme Number: 13/T/358618/DTTP

EXHIBIT 10.1

UBS AG, STAMFORD BRANCH, as a Lender

by

/s/ Darlene Arias
Darlene Arias
Director

by

/s/ Craig Pearson
Craig Pearson
Associate Director

Jurisdiction of tax residence: Switzerland
DTTP Scheme Number: 06/U/00582/DTTP

EXHIBIT 10.1

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

by

/s/ Michael Temnick
Michael Temnick
Vice President

UK HMRC DT Treaty Passport Scheme:
Reference Number: 13/U/62184/DTTP
Jurisdiction of tax residence: United States

EXHIBIT 10.1

Webster Bank, N.A. as a Lender

by

/s/ Adam McLaughlin
Adam McLaughlin
Senior Vice President

Jurisdiction of tax residence: USA
DTTP Scheme Number:

EXHIBIT 10.1

Exhibit A

J.P. Morgan
CREDIT AGREEMENT

dated as of

November 20, 2012,

as amended and restated as of May 6, 2015,

among

KAMAN CORPORATION

RWG GERMANY GmbH,
KAMAN COMPOSITES - UK HOLDINGS LIMITED
and the other Subsidiary Borrowers Party Hereto

The Lenders Party Hereto

JPMORGAN CHASE BANK, N.A.
as Administrative Agent

BANK OF AMERICA, N.A. and CITIZENS BANK, N.A.
as Co-Syndication Agents

and

SUNTRUST BANK, KEYBANK NATIONAL ASSOCIATION, TD BANK, N.A., BRANCH BANKING & TRUST COMPANY AND FIFTH THIRD BANK
as Co-Documentation Agents

J.P. MORGAN SECURITIES LLC, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED and CITIZENS BANK, N.A. as Joint Bookrunners and Joint Lead Arrangers

EXHIBIT 10.1

i

EXHIBIT 10.1

(continued)

EXHIBIT 10.1

(continued)

EXHIBIT 10.1

(continued)

SCHEDULES:

Schedule 2.06 - Existing Letters of Credit
Schedule 3.04 - Subsidiaries; Other Equity Investments
Schedule 3.12(b) -Liens
Schedule 3.12(c) - Existing Investments
Schedule 3.22 - Intellectual Property Matters

EXHIBITS:
Exhibit A - Form of Assignment and Assumption
Exhibit B-1 - Form of Opinion of Loan Parties’ U.S. Counsel
Exhibit B-2 - Form of Opinion of Loan Parties’ Connecticut Counsel
Exhibit B-3 - Form of Opinion of Loan Parties’ German Counsel
Exhibit B-4 - Form of Opinion of Loan Parties’ English Counsel
Exhibit C - Form of Increasing Lender Supplement
Exhibit D - Form of Augmenting Lender Supplement
Exhibit E - List of Closing Documents
Exhibit F-1 - Form of Borrowing Subsidiary Agreement
Exhibit F-2 - Form of Borrowing Subsidiary Termination
Exhibit G-1 - Form of U.S. Tax Certificate (Foreign Lenders That Are Not Partnerships)
Exhibit G-2 - Form of U.S. Tax Certificate (Foreign Participants That Are Not Partnerships)
Exhibit G-3 - Form of U.S. Tax Certificate (Foreign Participants That Are Partnerships)
Exhibit G-4 - Form of U.S. Tax Certificate (Foreign Lenders That Are Partnerships)
Exhibit H-1- Form of Borrowing Request
Exhibit H-2- Form of Interest Election Request
Exhibit I - Form of Compliance Certificate
Exhibit J - Form of Permitted Supplier Financing Arrangements Documentation

EXHIBIT 10.1

CREDIT AGREEMENT (this “Agreement”) dated as of November 20, 2012, as amended and restated as of May 6, 2015, among KAMAN CORPORATION, RWG GERMANY GmbH, KAMAN COMPOSITES - UK HOLDINGS LIMITED and the other SUBSIDIARY BORROWERS from time to time party hereto, the LENDERS from time to time party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, BANK OF AMERICA, N.A. and CITIZENS BANK, N.A., as Co-Syndication Agents, and SUNTRUST BANK, KEYBANK NATIONAL ASSOCIATION, TD BANK, N.A., BRANCH BANKING & TRUST COMPANY AND FIFTH THIRD BANK, as Co-Documentation Agents.
The parties hereto agree as follows:

ARTICLE I

Definitions
SECTION 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABR”, when used in reference to any Loan or Borrowing, refers to a Loan, or the Loans comprising such Borrowing, bearing interest at a rate determined by reference to the Alternate Base Rate.
“Acquisition” means any transaction or series of related transactions consummated on or after the Original Effective Date, by which the Company or any of its Subsidiaries (a) acquires any ongoing business or all or substantially all of the assets of any Person or division thereof, whether through purchase of assets, merger or otherwise, or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) a majority of the securities of a corporation, which securities have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage and voting power) of the outstanding partnership interests of a partnership or membership interests of a limited liability company.
“Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
“Administrative Agent” means JPMorgan Chase Bank, N.A. (including its branches and affiliates), in its capacity as administrative agent for the Lenders hereunder.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Aggregate Available Commitment” shall mean, at any time of determination, an amount equal to the amount by which (a) the aggregate Revolving Commitments at such time exceed (b) the aggregate Revolving Credit Exposures at such time.
“Agreed Currencies” means (i) Dollars, (ii) euro, (iii) Pounds Sterling, (iv) Japanese Yen, (v) Swiss Francs and (vi) any other currency that is agreed to by the Administrative Agent and each of the Revolving Lenders; provided that at all times each of the foregoing currencies (other than Dollars) is (x) a lawful currency that is readily available and freely transferable and convertible into Dollars, (y) available in the London interbank deposit market and (z) a currency for which a LIBOR Screen Rate is available in the Administrative Agent’s reasonable determination.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period in Dollars on such day (or if such day is not a Business Day, the immediately

EXHIBIT 10.1

preceding Business Day) plus 1%, provided that the Adjusted LIBO Rate for any day shall be based on the LIBO Rate at approximately 11:00 a.m. London time on such day, subject to the interest rate floors set forth therein. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.
“Alternative Rate” has the meaning assigned to such term in Section 2.14(a).
“Amendment and Restatement Agreement” means the Amendment and Restatement Agreement dated as of May 6, 2015, among the Company, the Subsidiary Borrowers party thereto, the Lenders party thereto and the Administrative Agent.
“Amendment and Restatement Effective Date” means May 6, 2015.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or its Affiliates from time to time concerning or relating to bribery or corruption.
“Applicable Percentage” means, with respect to any Lender, (a) with respect to Revolving Loans, LC Exposure or Swingline Loans, the percentage equal to a fraction the numerator of which is such Lender’s Revolving Commitment and the denominator of which is the aggregate Revolving Commitments of all Revolving Lenders (if the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments); provided that in the case of Section 2.22 when a Defaulting Lender shall exist, any such Defaulting Lender’s Revolving Commitment shall be disregarded in the calculation and (b) with respect to the Term Loans, a percentage equal to a fraction the numerator of which is such Lender’s outstanding principal amount of the Term Loans and the denominator of which is the aggregate outstanding principal amount of the Term Loans of all Term Lenders.
“Applicable Rate” means, for any day, with respect to any Eurocurrency Loan, any ABR Loan or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Eurocurrency Spread”, “ABR Spread” or “Commitment Fee Rate”, as the case may be, based upon the Senior Secured Leverage Ratio applicable on such date:

	Consolidated Senior Secured Leverage Ratio:	Eurocurrency Spread	ABR Spread	Commitment Fee Rate
Category 1:	< 1.00 to 1.00	1.25%	0.25%	0.175%
Category 2:	> 1.00 to 1.00 but < 1.50 to 1.00	1.375%	0.375%	0.20%
Category 3:	> 1.50 to 1.00 but < 2.00 to 1.00	1.50%	0.50%	0.225%
Category 4:	> 2.00 to 1.00 but < 2.50 to 1.00	1.625%	0.625%	0.25%
Category 5:	> 2.50 to 1.00 but < 3.00 to 1.00	1.75%	0.75%	0.275%
Category 6:	> 3.00 to 1.00	2.00%	1.00%	0.30%

For purposes of the foregoing,
(i) if at any time the Company fails to deliver the Financials on or before the date the Financials are due pursuant to Section 5.01, Category 6 shall be deemed applicable for the period commencing three (3) Business Days after the required date of delivery and ending on the date which is three (3) Business Days

EXHIBIT 10.1

after the Financials are actually delivered, after which the Category shall be determined in accordance with the table above as applicable;
(ii) adjustments, if any, to the Category then in effect shall be effective three (3) Business Days after the Administrative Agent has received the applicable Financials (it being understood and agreed that each change in Category shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change); and
(iii) notwithstanding the foregoing, Category 2 shall be deemed to be applicable until the Administrative Agent’s receipt of the applicable Financials for the Company’s first fiscal quarter ending after the Amendment and Restatement Effective Date (unless such Financials demonstrate that Category 3, 4, 5 or 6 should have been applicable during such period, in which case such other Category shall be deemed to be applicable during such period) and adjustments to the Category then in effect shall thereafter be effected in accordance with the preceding paragraphs.
“Approved Fund” has the meaning assigned to such term in Section 9.04.
“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.
“Audited Financial Statements” means the audited consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended December 31, 2014, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Company and its Subsidiaries, including the notes thereto.
“Augmenting Lender” has the meaning assigned to such term in Section 2.20.
“Availability Period” means the period from and including the Amendment and Restatement Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Revolving Commitments.
“Available Revolving Commitment” means, at any time with respect to any Lender, the Revolving Commitment of such Lender then in effect minus the Revolving Credit Exposure of such Lender at such time; it being understood and agreed that any Lender’s Swingline Exposure shall not be deemed to be a component of the Revolving Credit Exposure for purposes of calculating the commitment fee under Section 2.12(a).
“Banking Services” means each and any of the following bank services provided to the Company or any Subsidiary by a Person that, on the Amendment and Restatement Effective Date or at the time of making such Banking Services, was a Lender, the Administrative Agent or any of their respective Affiliates: (a) credit cards for commercial customers (including, without limitation, commercial credit cards and purchasing cards), (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).
“Banking Services Agreement” means any agreement entered into by the Company or any Subsidiary in connection with Banking Services.
“Banking Services Obligations” means any and all obligations of the Company or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.
“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating

EXHIBIT 10.1

its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Borrower” means the Company or any Subsidiary Borrower.
“Borrower Materials” has the meaning specified in Section 5.02.
“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect, (b) a Term Loan of the same Type made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect or (c) a Swingline Loan.
“Borrowing Request” means a request by any Borrower for a Borrowing in accordance with Section 2.03 in the form attached hereto as Exhibit H-1.
“Borrowing Subsidiary Agreement” means a Borrowing Subsidiary Agreement substantially in the form of Exhibit F-1.
“Borrowing Subsidiary Termination” means a Borrowing Subsidiary Termination substantially in the form of Exhibit F-2.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in the relevant Agreed Currency in the London interbank market or the principal financial center of such Agreed Currency (and, if the Borrowings or LC Disbursements which are the subject of a borrowing, drawing, payment, reimbursement or rate selection are denominated in euro, the term “Business Day” shall also exclude any day on which the TARGET2 payment system is not open for the settlement of payments in euro).
“Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations).
“Cash Equivalents” means any of the following types of Investments, to the extent owned by any Borrower or any of its Subsidiaries free and clear of all Liens (other than Liens created under the Collateral Documents and other Liens permitted hereunder):
(a)    readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States is pledged in support thereof;
(b)    time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States, any state thereof or the District of Columbia or is the principal banking Subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $500,000,000, in each case with maturities of not more than 270 days from the date of acquisition thereof;

EXHIBIT 10.1

(c)    commercial paper issued by any Person organized under the laws of any state of the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A‑1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 270 days from the date of acquisition thereof; and
(d)    Investments, classified in accordance with GAAP as current assets of any Borrower or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition.
“Change in Law” means the occurrence, after the Original Effective Date (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rules, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.
“Change of Control” means an event or series of events by which:
(a)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 40% or more of the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or
(b)    during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Company cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.
“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term Loans or Swingline Loans.
“Code” means the Internal Revenue Code of 1986, as amended.
“Co-Documentation Agent” means each of SunTrust Bank, KeyBank National Association, TD Bank, N.A., Branch Banking & Trust Company and Fifth Third Bank in its capacity as co-documentation agent for the credit facilities evidenced by this Agreement.
“Co-Syndication Agent” means each of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citizens Bank, N.A. in its capacity as co-syndication agent for the credit facilities evidenced by this Agreement.

EXHIBIT 10.1

“Collateral” means all of the “Collateral” referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties to secure the Secured Obligations.
“Collateral Documents” means, collectively, the Security Agreement, the Securities Pledge Agreement, the Share Mortgage, the Intellectual Property Security Agreements, each of the security agreements, pledge agreements or other similar agreements or supplements delivered to the Administrative Agent pursuant to any Loan Document, and each of the other agreements, instruments, supplements or documents, whether heretofore, now, or hereafter executed by the Company or any of its Subsidiaries and delivered to the Administrative Agent, that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties to secure the Secured Obligations.
“Commitment” means, with respect to each Lender, such Lender’s Revolving Commitment. The initial amount of each Lender’s Commitment is set forth on Schedule III to the Amendment and Restatement Agreement, or in the Assignment and Assumption or other documentation contemplated hereby pursuant to which such Lender shall have assumed its Commitment, as applicable.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Company” means Kaman Corporation, a Connecticut corporation.
“Compliance Certificate” means a certificate substantially in the form of Exhibit I.
“Computation Date” is defined in Section 2.04.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated EBITDA” means, for any period, calculated for the Company and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period, (ii) the provision for federal, state, local and foreign income tax expense by the Company and its Subsidiaries for such period, (iii) depreciation and amortization expense, (iv) non-cash expenses related to stock based compensation, (v) other non-recurring or extraordinary expenses of the Company and its Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in such period or any future period and (vi) cash restructuring charges and cash non-recurring charges incurred by the Company and its Subsidiaries in an aggregate amount not to exceed $15,000,000 during the period commencing on the Amendment and Restatement Effective Date through the term of this Agreement and minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) federal, state, local and foreign income tax benefits of the Company and its Subsidiaries for such period and (ii) all non-recurring or extraordinary gains of the Company and its Subsidiaries increasing such Consolidated Net Income which do not represent a cash item in such period or any future period. For purposes of calculating Consolidated EBITDA for any period in which a Permitted Acquisition has been consummated, Consolidated EBITDA shall be adjusted in a manner which is reasonably acceptable to the Administrative Agent in all respects to give effect to the consummation of such Permitted Acquisition on a Pro Forma Basis as if such Permitted Acquisition had been consummated on the first day of the applicable Measurement Period.
“Consolidated Interest Charges” means, for any period, calculated for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Company and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case solely to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Company and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.

EXHIBIT 10.1

“Consolidated Interest Coverage Ratio” means, for any period, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Charges payable in cash, in each case, of or by the Company and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period.
“Consolidated Net Income” means, for any period, calculated for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP, the net income of the Company and its Subsidiaries for that period.
“Consolidated Senior Secured Indebtedness” means Consolidated Total Indebtedness of the Company and its Subsidiaries to the extent such Indebtedness is secured by a Lien (including, without limitation, the Obligations).
“Consolidated Senior Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Senior Secured Indebtedness as of the last day of the most recently ended Measurement Period to (b) Consolidated EBITDA for such Measurement Period.
“Consolidated Total Assets” means, as of any date of determination, total assets of the Company and its Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date.
“Consolidated Total Indebtedness” means, as of any date of determination, consolidated Indebtedness (which amount, for the avoidance of doubt, shall include all types of Indebtedness listed in the definition of such term contained herein other than undrawn letters of credit in respect of which the Company or any Subsidiary is an account party or applicant unless such letter of credit supports an obligation that constitutes Indebtedness) of the Company and its Subsidiaries in accordance with GAAP.
“Consolidated Total Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Indebtedness as of the last day of the most recently ended Measurement Period to (b) Consolidated EBITDA for such Measurement Period.
“Contingent Liability” means any liability, indebtedness or obligation of the type described in Section 6.03.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto.
“Copyright Security Agreement” means that certain Memorandum of Grant of Security Interest in Copyrights, executed and delivered on the Original Effective Date, among the Loan Parties and the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, and any other Copyright Security Agreement or joinder or supplement thereto that may be entered into after the Original Effective Date, each as amended, supplemented or otherwise modified from time to time.
“Corporation Tax Act 2009” means the Corporation Tax Act 2009 of the United Kingdom.
“Credit Event” means a Borrowing, the issuance, amendment, renewal or extension of a Letter of Credit, an LC Disbursement or any of the foregoing.
“Credit Exposure” means, as to any Lender at any time, the sum of (a) such Lender’s Revolving Credit Exposure at such time, plus (b) an amount equal to the aggregate principal amount of its Term Loans outstanding at such time.
“Credit Party” means the Administrative Agent, any Issuing Bank, the Swingline Lender or any other Lender.

EXHIBIT 10.1

“Current Assets” has the meaning ascribed to such term as provided for and reflected on the balance sheet included in the Company’s Financials.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Company or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of a Bankruptcy Event.
“Dollar Amount” of any currency at any date shall mean (i) the amount of such currency if such currency is Dollars or (ii) the equivalent amount thereof in Dollars if such currency is a Foreign Currency, calculated on the basis of the Exchange Rate for such currency, on or as of the most recent Computation Date provided for in Section 2.04.
“Dollars” or “$” refers to lawful money of the United States of America.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States, a state thereof or the District of Columbia; provided, however, that any Subsidiary of a Foreign Subsidiary shall not be considered a Domestic Subsidiary for any purpose under this Agreement, including Section 5.13.
“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.
“Eligible Subsidiary” means any Subsidiary that is approved from time to time by the Administrative Agent and each of the Lenders.
“Environmental Laws” means any and all Requirements of Law regulating, relating to or imposing liability or standards or conduct concerning, any Hazardous Materials or environmental protection.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract,

EXHIBIT 10.1

agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Permits” means any permit, approval, identification number, license or other authorization required under any Environmental Law.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“Equivalent Amount” of any currency with respect to any amount of Dollars at any date shall mean the equivalent in such currency of such amount of Dollars, calculated on the basis of the Exchange Rate for such other currency at 11:00 a.m., London time, on the date on or as of which such amount is to be determined.
“ERISA” means the Employee Retirement Income Security Act of 1974 and all rules and regulations promulgated pursuant thereto, as the same may from time to time be supplemented or amended.
“ERISA Affiliate” means, with respect to any Borrower, any trade or business (whether or not incorporated) under common control with such Borrower within the meaning of Section 414(b), (c), (m) or (o) of the Code.
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company, any Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company, any Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company, any Borrower or any ERISA Affiliate.
“Establishment” means, in respect of any Person, any place of operations where such Person carries out a non-transitory economic activity with human means and goods, assets or services.
“euro” and “€” means the single currency of the Participating Member States.
“Eurocurrency”, when used in reference to a currency means an Agreed Currency and when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted LIBO Rate.
“Eurocurrency Payment Office” of the Administrative Agent shall mean, for each Foreign Currency, the office, branch, affiliate or correspondent bank of the Administrative Agent for such currency as specified from time to time by the Administrative Agent to the Company and each Lender.
“Event of Default” has the meaning assigned to such term in Section 7.01.

EXHIBIT 10.1

“Exchange Rate” means, on any day, with respect to any Foreign Currency, the rate at which such Foreign Currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m., Local Time, on such date on the Reuters World Currency Page for such Foreign Currency. In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate with respect to such Foreign Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Administrative Agent or, in the event no such service is selected, such Exchange Rate shall instead be calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Administrative Agent for such Foreign Currency on the London market at 11:00 a.m., Local Time, on such date for the purchase of Dollars with such Foreign Currency, for delivery two Business Days later; provided, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the Company, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.
“Excluded Swap Obligation” means, with respect to any Loan Party, any Specified Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Specified Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an ECP at the time the Guarantee of such Loan Party or the grant of such security interest becomes effective with respect to such Specified Swap Obligation. If a Specified Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Specified Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by any Borrower under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f) and (d) any U.S. Federal withholding Taxes imposed under FATCA.
“Existing Credit Agreement” has the meaning assigned to such term in the Amendment and Restatement Agreement.
“Existing Letter of Credit” means the Letters of Credit heretofore issued pursuant to the Existing Credit Agreement and described on Schedule 2.06.
“FASB Standards” means the standards established by the Financial Accounting Standards Board, in effect from time to time.
“FATCA” means Sections 1471 through 1474 of the Code, as of the Original Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.
“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal

EXHIBIT 10.1

Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it; provided that, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Financials” means the annual or quarterly financial statements, and accompanying certificates and other documents, of the Company and its Subsidiaries required to be delivered pursuant to Section 5.01(a)(i) or 5.01(a)(ii).
“First Tier Foreign Subsidiary” means each Foreign Subsidiary with respect to which any one or more of the Company and its Domestic Subsidiaries directly owns or Controls more than 50% of such Foreign Subsidiary’s issued and outstanding Equity Interests.
“Foreign Currencies” means Agreed Currencies other than Dollars.
“Foreign Currency LC Exposure” means, at any time, the sum of (a) the Dollar Amount of the aggregate undrawn and unexpired amount of all outstanding Foreign Currency Letters of Credit at such time plus (b) the aggregate principal Dollar Amount of all LC Disbursements in respect of Foreign Currency Letters of Credit that have not yet been reimbursed at such time.
“Foreign Currency Letter of Credit” means a Letter of Credit denominated in a Foreign Currency.
“Foreign Currency Sublimit” means $200,000,000.
“Foreign Lender” means (a) if the applicable Borrower is a U.S. Person, a Lender, with respect to such Borrower, that is not a U.S. Person, and (b) if the applicable Borrower is not a U.S. Person, a Lender, with respect to such Borrower, that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.
“Foreign Plan” has the meaning assigned to such term in Section 3.11(d).
“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States, a state thereof or the District of Columbia.
“GAAP” means generally accepted accounting principles in the United States of America.
“Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” means, in relation to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any liabilities of any other Person in any manner, whether directly or indirectly. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Impacted Interest Period” has the meaning assigned to such term in the definition of “LIBO Rate”.

EXHIBIT 10.1

“Increasing Lender” has the meaning assigned to such term in Section 2.20.
“Incremental Term Loan” has the meaning assigned to such term in Section 2.20.
“Incremental Term Loan Amendment” has the meaning assigned to such term in Section 2.20.
“Indebtedness” means, in relation to any Person, without duplication: (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures or notes or similar instruments which (in the case of such similar instruments only) are held by financial institutions; (c) all obligations, contingent or otherwise, relative to the Stated Amount of (i) all Letters of Credit, and (ii) any other letters of credit, whether or not drawn, issued for the account of such Person; (d) all obligations of such Person upon which interest charges are customarily paid, excluding trade indebtedness incurred in the ordinary course of business; (e) all obligations of such Person issued or assumed as the deferred purchase price of property (other than trade indebtedness incurred in the ordinary course of business); (f) all capitalized lease obligations of such Person; (g) all obligations of such Person as an account party in respect of bankers’ acceptances; and (h) all Guarantees of such Person in respect of any of the foregoing. For the avoidance of doubt, Indebtedness does not include obligations under Banking Services Agreements or Swap Agreements. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any capitalized lease as of any date shall be deemed to be the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender, (c) the Company, any of its Subsidiaries or any of its Affiliates, or (d) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof.
“Information” has the meaning specified in Section 9.12.
“Intellectual Property Security Agreements” means the Trademark Security Agreement, the Patent Security Agreement and the Copyright Security Agreement.
“Interest Election Request” means a request by the applicable Borrower to convert or continue a Borrowing in accordance with Section 2.08 in the form attached hereto as Exhibit H-2.
“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and the Maturity Date, (b) with respect to any Eurocurrency Loan (other than a Swingline Loan), the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the Maturity Date and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid and the Maturity Date.
“Interest Period” means with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the applicable Borrower (or the Company on behalf of the applicable Borrower) may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurocurrency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last

EXHIBIT 10.1

calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Interpolated Rate” means, at any time, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBOR Screen Rate for the longest period (for which the LIBOR Screen Rate is available for the applicable currency) that is shorter than the Impacted Interest Period and (b) the LIBOR Screen Rate for the shortest period (for which the LIBOR Screen Rate is available for the applicable currency) that exceeds the Impacted Interest Period, in each case, at such time.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
“IP Rights” has the meaning specified in Section 3.22.
“IRS” means the United States Internal Revenue Service.
“Issuing Bank” means JPMorgan Chase Bank, N.A., Bank of America, N.A. and Citizens Bank, N.A. and each other Lender designated by the Company as an “Issuing Bank” hereunder that has agreed to such designation (and is reasonably acceptable to the Administrative Agent), each in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i). Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
“ITA” means the Income Tax Act of 2007 of the United Kingdom.
“Japanese Yen” or “¥” means the lawful currency of Japan.
“Joint Lead Arrangers” means each of J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citizens Bank, N.A. in its capacity as joint bookrunner and joint lead arranger for the credit facilities evidenced by this Agreement.
“Kaman UK” means Kaman Composites - UK Holdings Limited, a company organized under the laws of England and Wales.
“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“LC Collateral Account” has the meaning assigned to such term in Section 2.06(j).
“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

EXHIBIT 10.1

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn Dollar Amount of all outstanding Letters of Credit at such time plus (b) the aggregate Dollar Amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Company at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.
“Lenders” means the Persons listed on Schedule I, Schedule II or Schedule III to the Amendment and Restatement Agreement and any other Person that shall have become a Lender hereunder pursuant to Section 2.20, pursuant to the Amendment and Restatement Agreement or pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender and each Issuing Bank.
“Letter of Credit” means any letter of credit issued pursuant to this Agreement, including the Existing Letters of Credit.
“LIBO Rate” means, with respect to any Eurocurrency Borrowing denominated in any Agreed Currency and for any applicable Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for such Agreed Currency for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen or, in the event such rate does not appear on either of such Reuters pages, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion (in each case the “LIBOR Screen Rate”) at approximately 11:00 a.m., London time, on the Quotation Day for such Agreed Currency and Interest Period; provided that, if the LIBOR Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided, further, that if a LIBOR Screen Rate shall not be available at such time for such Interest Period (the “Impacted Interest Period”), then the LIBO Rate for such Agreed Currency and such Interest Period shall be the Interpolated Rate; provided, that, if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. It is understood and agreed that all of the terms and conditions of this definition of “LIBO Rate” shall be subject to Section 2.14.
“LIBOR Screen Rate” has the meaning assigned to such term in the definition of “LIBO Rate”.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
“Liquidity” means, at any time, the sum of (i) the aggregate amount of unrestricted and unencumbered (other than pursuant to this Agreement) cash balances and Cash Equivalents maintained by the Company and its Subsidiaries at such time, plus (ii) the amount of the Aggregate Available Commitment at such time that could be borrowed by the Borrowers at such time so long as, after giving effect (including giving effect on a Pro Forma Basis) to such borrowing, (x) the Consolidated Senior Secured Leverage Ratio would not exceed the maximum Consolidated Senior Secured Leverage Ratio permitted under Section 6.17(a) at such time and (y) the Consolidated Total Leverage Ratio would not exceed the maximum Consolidated Total Leverage Ratio permitted under Section 6.17(b) at such time.
“Loan Documents” means this Agreement, the Amendment and Restatement Agreement, each Borrowing Subsidiary Agreement, each Borrowing Subsidiary Termination, any promissory notes issued pursuant to Section 2.10(e) of this Agreement, any Letter of Credit applications, the Collateral Documents, the Subsidiary Guaranty, and all other agreements, instruments, documents and certificates identified in the Amendment and Restatement Agreement executed and delivered to, or in favor of, the Administrative Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party, or any employee of any Loan Party, and delivered to the Administrative Agent or any Lender in connection with this Agreement or the transactions

EXHIBIT 10.1

contemplated hereby. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.
“Loan Parties” means, collectively, the Borrowers and the Subsidiary Guarantors.
“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.
“Local Time” means (i) New York City time in the case of a Loan, Borrowing or LC Disbursement denominated in Dollars and (ii) local time in the case of a Loan, Borrowing or LC Disbursement denominated in a Foreign Currency (it being understood that such local time shall mean London, England time unless otherwise notified by the Administrative Agent).
“Material Adverse Effect” means any of the following: (a) any materially adverse effect on the business, assets, properties, operations, liabilities (actual or contingent) or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole; (b) any material impairment of the ability of the Borrowers, when taken together as a whole, to perform any of their respective obligations under this Agreement or any other Loan Document; (c) any impairment of the ability of any Subsidiary Guarantor to perform any of its obligations under any Subsidiary Guaranty or other Loan Documents which impairment would either (i) have a material adverse effect on the obligations of all the Subsidiary Guarantors under the Subsidiary Guaranty or such other Loan Document, when taken together as a whole, or (ii) result in non-compliance with Section 5.07; or (d) any impairment of the validity or enforceability of this Agreement or any other Loan Documents or any of the rights, remedies or benefits to the Administrative Agent or the Lenders under this Agreement, the Subsidiary Guaranty, any Collateral Document or any other Loan Document.
“Material Domestic Subsidiary” means each Domestic Subsidiary (i) which, as of the last day of the most recent fiscal quarter of the Company, contributed greater than $15,000,000 of the Consolidated Total Assets as of such date; provided that, if at any time the aggregate amount of Consolidated Total Assets attributable to all Domestic Subsidiaries that are not Material Domestic Subsidiaries exceeds fifteen percent (15%) of Consolidated Total Assets as of the last day of any such fiscal quarter, the Company (or, in the event the Company has failed to do so within ten (10) days, the Administrative Agent) shall designate sufficient Domestic Subsidiaries as “Material Domestic Subsidiaries” to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Agreement constitute Material Domestic Subsidiaries.
“Material Foreign Subsidiary” means (i) each of RWG Germany and Kaman UK Holdings Limited and (ii) any other Foreign Subsidiary, or group of Foreign Subsidiaries organized in any single foreign jurisdiction, that generates revenues and/or owns assets, for the fiscal year most recently ended, for which financial statements have been delivered pursuant to Section 5.01(a)(ii) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a)(ii), the most recent financial statements referred to in Section 3.06), equal to more than 10% of the consolidated aggregate revenues of the Company and its Subsidiaries and/or 10% of the consolidated assets of the Company and its Subsidiaries for such period.
“Material Subsidiary” means any Subsidiary that is not a Non-Material Subsidiary.
“Maturity Date” means May 6, 2020.
“Measurement Period” means, at any date of determination, the most recently completed four fiscal quarters of the Company.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

EXHIBIT 10.1

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company, any Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding six plan years, has made or been obligated to make contributions.
“Non-Material Subsidiary” means any Subsidiary from time to time identified as a Non‑Material Subsidiary by the Company in writing to the Administrative Agent; provided that the revenues of all such Subsidiaries (on a consolidated basis) for the fiscal year most recently ended shall not exceed 10% of the consolidated revenues generated by the Company and its Subsidiaries for such fiscal year.
“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations, liabilities and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) of any of the Loan Parties to the Lenders, or to any Lender, the Administrative Agent, any Issuing Bank or any indemnified party arising under the Loan Documents.
“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Original Effective Date” means November 20, 2012.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).
“Overnight Foreign Currency Rate” means, for any amount payable in a Foreign Currency, the rate of interest per annum as determined by the Administrative Agent at which overnight or weekend deposits in the relevant currency (or if such amount due remains unpaid for more than three (3) Business Days, then for such other period of time as the Administrative Agent may elect) for delivery in immediately available and freely transferable funds would be offered by the Administrative Agent to major banks in the interbank market upon request of such major banks for the relevant currency as determined above and in an amount comparable to the unpaid principal amount of the related Credit Event, plus any taxes, levies, imposts, duties, deductions, charges or withholdings imposed upon, or charged to, the Administrative Agent by any relevant correspondent bank in respect of such amount in such relevant currency.
“Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a Subsidiary.
“Participant” has the meaning assigned to such term in Section 9.04.

EXHIBIT 10.1

“Participant Register” has the meaning assigned to such term in Section 9.04(c).
“Participating Member State” means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to economic and monetary union.
“Patent Security Agreement” means that certain Patent Collateral Assignment and Security Agreement, executed and delivered on the Original Effective Date, among the Loan Parties and the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent and any other Patent Security Agreement or joinder or supplement thereto that may be entered into after the Original Effective Date, each as amended, supplemented or otherwise modified from time to time.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date as to such Pension Plan of the Pension Protection Act of 2006, Section 412 of the Code and Section 302 of ERISA each as in effect prior to the Pension Protection Act of 2006 and, thereafter, Sections 412 and 430 of the Code and Sections 302 and 303 of ERISA.
“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Company, any Borrower or any ERISA Affiliate or to which the Company, any Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding six plan years.
“Pensions Act 1995” means the Pensions Act 1995 of the United Kingdom.
“Pensions Act 2004” means the Pensions Act 2004 of the United Kingdom.
“Permitted Acquisition” means any Acquisition permitted pursuant to Section 6.11(b).
“Permitted Supplier Financing Arrangement” means a transaction or transactions whereby the Company or any of its Subsidiaries sells a portion of its accounts receivable at the request of a customer of the Company or such Subsidiary (and, for the avoidance of doubt, not with respect to accounts receivable of the Company or any of its Subsidiaries generally) and:
(a) the Company or such Subsidiary, prior to entering into such transaction, shall have provided the Administrative Agent with copies of all documentation regarding such Permitted Supplier Financing Arrangements and, to the extent such documentation is not in form and substance substantially similar to the documentation attached hereto as Exhibit J, such documentation shall otherwise be in form and substance satisfactory to the Administrative Agent;
(b) all or substantially all of the proceeds of such transaction are received in cash;
(c) the aggregate amount of the accounts receivable sold pursuant to all such transactions shall not exceed $62,500,000 during any fiscal quarter and $250,000,000 during any fiscal year;
(d) such transaction shall be without recourse to the Company and its Subsidiaries other than customary recourse terms provided for in the applicable documentation (in connection with customary representations made with respect to the applicable receivables);
(e) any discount rate applicable to such transaction shall be reasonable and customary based on market terms at such time; and

EXHIBIT 10.1

(f) prior to and after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established, maintained or contributed to by the Company or any Borrower or, with respect to any such plan that is subject to the Pension Funding Rules, any ERISA Affiliate.
“Platform” has the meaning specified in Section 5.02.
“Pledged Stock Collateral” means “Pledged Collateral” as defined in Section 1 of the Securities Pledge Agreement.
“Pledged Debt” has the meaning specified in Section 4.1 of the Security Agreement.
“Pounds Sterling” or “£” means the lawful currency of the United Kingdom.
“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
“Pro Forma Basis” means, in connection with any acquisition of any Person, business or assets proposed to be made by any Loan Party hereunder, (a) the pro forma calculation of compliance with the financial covenants set forth in Section 6.17 made as if the assets, business or Person acquired was acquired on the first day of the Measurement Period tested by such financial covenant and all Indebtedness created, incurred, issued, assumed or repaid during the relevant Measurement Period in connection with any such acquisition had been created, incurred, issued, assumed or repaid on the first day of such Measurement Period and (b) following any such acquisition, the pro forma calculation of compliance with the financial covenants set forth in Section 6.17 for the fiscal quarter in which such acquisition was consummated and each of the three fiscal quarters immediately following the consummation of such acquisition with reference to the historical financial results of such Person, business or assets after giving effect on a pro forma basis to such acquisition as if such Person, business or assets was acquired on the first day of the Measurement Period tested. In making such pro forma calculations, interest on any such Indebtedness at a variable rate shall be calculated using the rate in effect at the time the calculation is made.
“Protected Party” means any Credit Party that is or will be subject to any liability or required to make any payment for or on account of UK Tax, in relation to a sum received or receivable (or any sum deemed for the purposes of UK Tax to be received or receivable) under any Loan Document.
“Public Lender” has the meaning specified in Section 5.02.
“Qualifying Lender” means:
(i) a Lender (other than a Lender within clause (ii) below) that is beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document and is:
(a)    a Lender:

(1)
in respect of an advance made under a Loan Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made and which is a bank (as defined for the purpose of section 879 of the ITA) and would be within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance apart from section 18A of the Corporation Tax Act 2009; or

EXHIBIT 10.1

(2)
in respect of an advance made under a Loan Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made and which is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or

(b)    a Lender which is:
(1)    a company resident in the United Kingdom for United Kingdom tax purposes; or
(2)    a partnership each member of which is:

(x)	a company so resident in the United Kingdom; or

(y)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (for the purposes of section 19 of the Corporation Tax Act 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the Corporation Tax Act 2009; or

(3)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing its chargeable profits (within the meaning given by section 19 of the Corporation Tax Act 2009); or

(c)    a Treaty Lender; or
(ii) a building society (as defined for the purpose of section 880 of the ITA) making an advance under a Loan Document.
“Quotation Day” means, with respect to any Eurocurrency Borrowing for any Interest Period, (i) if the currency is Pounds Sterling, the first day of such Interest Period, (ii) if the currency is euro, the day that is two (2) TARGET2 Days before the first day of such Interest Period, and (iii) for any other currency, two (2) Business Days prior to the commencement of such Interest Period (unless, in each case, market practice differs in the relevant market where the LIBO Rate for such currency is to be determined, in which case the Quotation Day will be determined by the Administrative Agent in accordance with market practice in such market (and if quotations would normally be given on more than one day, then the Quotation Day will be the last of those days)).
“Real Estate” means any real estate owned or operated by the Company or any of its Subsidiaries.
“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.
“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) supplied to the Administrative Agent at its request by the Reference Banks (as the case may be) as of the applicable time on the Quotation Day for Loans in the applicable currency and the applicable Interest Period as the rate at which the relevant Reference Bank could borrow funds in the London (or other applicable) interbank market in the relevant currency and for the relevant period, were it to do so by asking for and then accepting interbank offers in reasonable market size in that currency and for that period.
“Reference Banks” means the principal London (or other applicable) offices of JPMorgan Chase Bank, N.A. and such other banks as may be appointed by the Administrative Agent in consultation with the Company. No Lender shall be obligated to be a Reference Bank without its consent.
“Register” has the meaning assigned to such term in Section 9.04.

EXHIBIT 10.1

“Regulation” means the Council of the European Union Regulations No. 1346/2000 on Insolvency Proceedings.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
“Required Lenders” means, at any time, Lenders having Credit Exposures and unused Commitments representing more than 50% of the sum of the total Credit Exposures and unused Commitments at such time.
“Requirement of Law” means, as to any Person, the certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any Law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Responsible Officer” means the chief executive officer, president, vice president-finance, chief financial officer, treasurer, assistant treasurer, controller or general counsel of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Revolving Commitment” means, with respect to each Lender, the commitment, if any, to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced or terminated from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.20 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Revolving Commitment is set forth on Schedule III to the Amendment and Restatement Agreement, or in the applicable documentation pursuant to which such Lender shall have assumed its Revolving Commitment pursuant to the terms hereof, as applicable. The aggregate amount of the Revolving Lenders’ Revolving Commitments as of the Amendment and Restatement Effective Date is $600,000,000.
“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure and Swingline Exposure at such time.
“Revolving Lender” means, as of any date of determination, each Lender that has a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Credit Exposure.
“Revolving Loan” means a Loan made pursuant to Section 2.01.
“RWG Germany” means RWG Germany GmbH, a company organized under the laws of Germany.
“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (as of the Amendment and Restatement Effective Date, Crimea, Cuba, Iran, North Korea, Sudan and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union

EXHIBIT 10.1

or any other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.
“SEC” means the United States Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Secured Obligations” means all Obligations owing to one or more Lenders or their respective Affiliates, together with all Swap Obligations and Banking Services Obligations owing to each Person that, on the Amendment and Restatement Effective Date or at the time of making such Swap Agreement or Banking Services, was a Lender or Affiliate of such Lender; provided that the definition of “Secured Obligations” shall not create or include any guarantee by any Loan Party of (or grant of security interest by any Loan Party to support, as applicable) any Excluded Swap Obligations of such Loan Party for purposes of determining any obligations of any Loan Party.
“Secured Parties” means the holders of the Secured Obligations from time to time and shall include (i) each Lender and each Issuing Bank in respect of its Loans and LC Exposure respectively, (ii) the Administrative Agent, the Issuing Banks and the Lenders in respect of all other Obligations of the Company and each Subsidiary arising under or in connection with this Agreement or any other Loan Document, (iii) each Person that, on the Amendment and Restatement Effective Date or at the time of making such Swap Agreement or Banking Services, was a Lender or Affiliate of such Lender in respect of Swap Agreements and Banking Services Agreements entered into with such Person by the Company or any Subsidiary, (iv) each indemnified party under Section 9.03 in respect of the Obligations of the Borrowers to such Person hereunder and under the other Loan Documents, and (v) their respective successors and (in the case of a Lender, permitted) transferees and assigns.
“Securities Act” means the Securities Act of 1933, as amended.
“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Securities Pledge Agreement” means (a) that certain Securities Pledge Agreement dated as of even date herewith by and among the Loan Parties and the Administrative Agent, as amended and in effect from time to time and (b) any other agreement pursuant to which the Equity Interests (or any portion thereof) of a Subsidiary of any Loan Party are pledged to the Administrative Agent for the benefit of the Secured Parties to secure the Secured Obligations.
“Security Agreement” means that certain Security Agreement (including any and all supplements thereto) dated as of November 20, 2012, by and among the Loan Parties and the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, and any other pledge or security agreement entered into, after the Original Effective Date by any other Loan Party (as required by this Agreement or any other Loan Document), as amended and in effect from time to time.
“Senior Secured Leverage Ratio Adjusted Covenant Period” has the meaning assigned to such term in Section 6.17(a).
“Share Mortgage” means that certain Equitable Share Mortgage entered into pursuant to Section 5.13, by and among Kaman Aerospace Group, Inc. and the Administrative Agent, as amended and in effect from time to time.
“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that

EXHIBIT 10.1

will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Specified Convertible Notes” means the 3.25% Convertible Senior Notes due 2017 issued by the Company pursuant to that certain Indenture dated as of November 19, 2010 by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, or any other debt instrument incurred to refinance, extend or replace the Specified Convertible Notes that has a maturity date not later than the Maturity Date.
“Specified Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.
“Stated Amount” of each Letter of Credit or, if applicable, other letter of credit, means the total Dollar Amount then available to be drawn under such Letter of Credit or, if applicable, other letter of credit.
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve, liquid asset, fees or similar requirements (including any marginal, special, emergency or supplemental reserves or other requirements) established by any central bank, monetary authority, the Board, the Financial Conduct Authority, the Prudential Regulation Authority, the European Central Bank or other Governmental Authority for any category of deposits or liabilities customarily used to fund loans in the applicable currency, expressed in the case of each such requirement as a decimal. Such reserve, liquid asset, fees or similar requirements shall include those imposed pursuant to Regulation D of the Board. Eurocurrency Loans shall be deemed to be subject to such reserve, liquid asset, fee or similar requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under any applicable law, rule or regulation, including Regulation D of the Board. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve, liquid asset or similar requirement.
“Subordinated Indebtedness” means any Indebtedness of the Company or any Subsidiary the payment of which is subordinated to payment of the obligations under the Loan Documents.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which more than 50% of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person, and which is consolidated on such Person’s annual or quarterly financial statements. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.
“Subsidiary Borrower” means (i) RWG Germany, (ii) Kaman UK and (iii) any other Eligible Subsidiary that becomes a Subsidiary Borrower pursuant to Section 2.23 and, in each case, that has not ceased to be a Subsidiary Borrower pursuant to such Section.
“Subsidiary Guarantor” means each Material Domestic Subsidiary that is a party to the Subsidiary Guaranty. The Subsidiary Guarantors on the Amendment and Restatement Effective Date are identified as such in Schedule 3.04 hereto.

EXHIBIT 10.1

“Subsidiary Guaranty” means that certain Domestic Subsidiary Guarantee dated as of the Original Effective Date in form and substance reasonably satisfactory to the Administrative Agent (including any and all supplements thereto) and executed by each Subsidiary Guarantor, as amended, restated, supplemented or otherwise modified from time to time.
“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Swap Agreement.
“Swap Obligations” means any and all obligations of the Company or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements permitted hereunder entered into with a Person that, on the Amendment and Restatement Effective Date or at the time of making such Swap Agreement, was a Lender, the Administrative Agent or any of their respective Affiliates, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any such Swap Agreement transaction.
“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.
“Swingline Lender” means Bank of America, N.A. in its capacity as lender of Swingline Loans hereunder, and its successors in such capacity as provided in Section 2.05(d).
“Swingline Loan” means a Loan made pursuant to Section 2.05.
“Swiss Francs” means the lawful currency of Switzerland.
“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) payment system (or, if such payment system ceases to be operative, such other payment system (if any) reasonably determined by the Administrative Agent to be a suitable replacement) for the settlement of payments in euro.
“TARGET2 Day” means a day that TARGET2 is open for the settlement of payments in euro.
“Tax Credit” means a credit against, relief of remission for or repayment of any UK Tax.
“Tax Deduction” means a deduction or withholding for or on account of UK Tax from a payment under any Loan Document.
“Tax Payment” means either an increased payment made by a Borrower to a Lender under Section 2.17A(d) or a payment under Section 2.17A(k).
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto, but excluding UK Tax.
“Term Lender” means, as of any date of determination, each Lender that holds Term Loans.
“Term Loans” means the term loans made by the Term Lenders to the Company (a) on the Original Effective Date hereunder or (b) pursuant to Section 3 of the Amendment and Restatement Agreement.

EXHIBIT 10.1

“Total Leverage Ratio Adjusted Covenant Period” has the meaning assigned to such term in Section 6.17(b).
“Threshold Amount” means $20,000,000.
“Trademark Security Agreement” means that certain Trademark Collateral Security and Pledge Agreement, executed and delivered on the Original Effective Date, among the Loan Parties and the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent and any other Trademark Security Agreement or joinder or supplement thereto that may be entered into after the Original Effective Date, each as amended, supplemented or otherwise modified from time to time.
“Transactions” means the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, the borrowing of Loans and other credit extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.
“Treaty Lender” means a Lender which:
(i) is treated as a resident of a Treaty State for the purposes of a Treaty; and
(ii) does not carry on a business in the United Kingdom through a permanent establishment with which that Lender's participation in the Loan is effectively connected.
“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.
“UK Borrower” means (i) Kaman UK and (ii) any other Subsidiary Borrower organized under the laws of England and Wales.
“UK Insolvency Event” means:
(a)    a UK Relevant Entity is unable or admits inability to pay its debts as they fall due or is deemed to or declared to be unable to pay its debts under applicable law, suspends or threatens to suspend making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness;
(b)    the value of the assets of any UK Relevant Entity (on a consolidated basis with its Subsidiaries), is less than its liabilities (taking into account contingent and prospective liabilities);
(c)    a moratorium is declared in respect of any indebtedness of any UK Relevant Entity; provided that, if a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by such moratorium;
(d)    any corporate action, legal proceedings or other procedure or step is taken in relation to:
(i)    the suspension of payments, a moratorium of any indebtedness, winding‑up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of any UK Relevant Entity;

EXHIBIT 10.1

(ii)    a composition, compromise, assignment or arrangement with any creditor of any UK Relevant Entity;
(iii)    the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any UK Relevant Entity, or any of its assets; or
(iv)    enforcement of any Lien over any assets of any UK Relevant Entity, or any analogous procedure or step is taken in any jurisdiction, save that this paragraph (d) shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 14 days of commencement; or
(e)    any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of a UK Relevant Entity, in each such case, to the extent that any such actions or process described in this clause (e) could reasonably be expected to result in a Material Adverse Effect.
“UK Relevant Entity” means any UK Borrower or any other Borrower capable of becoming subject of an order for winding-up or administration under the Insolvency Act 1986 of the United Kingdom.
“UK Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same) imposed by the government of the United Kingdom or any political subdivision thereof.
“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to the Pension Funding Rules for the applicable plan year.
“United States” and “U.S.” mean the United States of America.
“Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guarantee) that is contingent in nature at such time; or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations.
“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).
“VAT” means value added tax as provided for in the United Kingdom Value Added Tax Act 1994 and any other UK Tax of a similar nature.
SECTION 1.02.     Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency Revolving Borrowing”).

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument

EXHIBIT 10.1

or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Amendment and Restatement Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, (i) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (a) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any Subsidiary at “fair value”, as defined therein and (b) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof and (ii) any obligations relating to a lease that was accounted for by the Company as an operating lease as of the Original Effective Date and any similar lease entered into after the Original Effective Date by the Company shall be accounted for as obligations relating to an operating lease and not as obligations relating to a capital lease.

SECTION 1.05. Status of Obligations. In the event that the Company or any other Loan Party shall at any time issue or have outstanding any Subordinated Indebtedness, the Company shall take or cause such other Loan Party to take all such actions as shall be necessary to cause the Secured Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Indebtedness and to enable the Administrative Agent and the Lenders to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness. Without limiting the foregoing, the Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” and words of similar import under and in respect of any indenture or other agreement or instrument under which such Subordinated Indebtedness is outstanding and are further given all such other designations as shall be required under the terms of any such Subordinated Indebtedness in order that the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.

ARTICLE II

EXHIBIT 10.1

The Credits
SECTION 2.01. Commitments. (a) Subject to the terms and conditions set forth herein, each Revolving Lender agrees to make Revolving Loans to the Borrowers in Agreed Currencies from time to time during the Availability Period in an aggregate principal amount that will not result in (i) subject to Sections 2.04 and 2.11(b), the Dollar Amount of such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment, (ii) subject to Sections 2.04 and 2.11(b), the sum of the Dollar Amount of the total Revolving Credit Exposures exceeding the aggregate Revolving Commitments or (iii) subject to Sections 2.04 and 2.11(b), the Dollar Amount of the total outstanding Revolving Loans and LC Exposure, in each case denominated in Foreign Currencies, exceeding the Foreign Currency Sublimit by making immediately available funds available to the Administrative Agent’s designated account, not later than the time specified by the Administrative Agent. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans.
(b)     All Loans and Letters of Credit outstanding immediately prior to the Amendment and Restatement Effective Date shall continue to be outstanding under this Agreement on and after the Amendment and Restatement Effective Date. All Term Loans outstanding immediately prior to the Amendment and Restatement Effective Date, together with all Term Loans made on the Amendment and Restatement Effective Date, shall constitute the same Class of Loans for all purposes of this Agreement. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.

SECTION 2.02. Loans and Borrowings. (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. Any Swingline Loan shall be made in accordance with the procedures set forth in Section 2.05. The Term Loans shall amortize as set forth in Section 2.10.
(b)     Subject to Section 2.14, each Revolving Borrowing and Term Loan Borrowing shall be comprised entirely of ABR Loans or Eurocurrency Loans as the relevant Borrower may request in accordance herewith; provided that all Borrowings made on the Amendment and Restatement Effective Date must be made as ABR Borrowings but may be converted into Eurocurrency Borrowings in accordance with Section 2.08 and each ABR Loan shall only be made in Dollars. Each Swingline Loan shall be a Eurocurrency Loan. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.14, 2.15, 2.16 and 2.17 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the relevant Borrower to repay such Loan in accordance with the terms of this Agreement.
(c)     At the commencement of each Interest Period for any Eurocurrency Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 (or, if such Borrowing is denominated in (i) Japanese Yen, ¥50,000,000 and (ii) a Foreign Currency other than Japanese Yen, 500,000 units of such currency) and not less than $1,000,000 (or, if such Borrowing is denominated in (i) Japanese Yen, ¥100,000,000 and (ii) a Foreign Currency other than Japanese Yen, 1,000,000 units of such currency). At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $200,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the aggregate Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $200,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten (10) Eurocurrency Borrowings outstanding.
(d)     Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03. Requests for Borrowings. To request a Borrowing, the applicable Borrower, or the Company on behalf of the applicable Borrower, shall notify the Administrative Agent of such request (a) by irrevocable

EXHIBIT 10.1

written notice (via a written Borrowing Request signed by the applicable Borrower, or the Company on behalf of the applicable Borrower, promptly followed by telephonic confirmation of such request) in the case of a Eurocurrency Borrowing, not later than 11:00 a.m., Local Time, three (3) Business Days before the date of the proposed Borrowing or (b) by telephone in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request signed by the applicable Borrower, or the Company on behalf of the applicable Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:
(i)the name of the applicable Borrower;
(ii)the aggregate amount of the requested Borrowing;
(iii)the date of such Borrowing, which shall be a Business Day;
(iv)whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing and whether such Borrowing is a Revolving Borrowing or a Term Loan Borrowing;
(v)in the case of a Eurocurrency Borrowing, the Agreed Currency and initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(vi)the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.
If no election as to the Type of Borrowing is specified, then, in the case of a Borrowing denominated in Dollars, the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the relevant Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
SECTION 2.04. Determination of Dollar Amounts. The Administrative Agent will determine the Dollar Amount of:
(a)each Eurocurrency Borrowing as of the date two (2) Business Days prior to the date of such Borrowing or, if applicable, the date of conversion/continuation of any Borrowing as a Eurocurrency Borrowing,
(b)the LC Exposure as of the date of each request for the issuance, amendment, renewal or extension of any Letter of Credit and any LC Disbursement as of the date of such disbursement, and
(c)all outstanding Credit Exposure on and as of (i) the last Business Day of each calendar quarter, (ii) each date of (A) a Borrowing Request or an Interest Election Request with respect to any Revolving Loan or (B) the issuance, amendment, renewal or extension of a Letter of Credit and, (iii) during the continuation of an Event of Default, on any other Business Day elected by the Administrative Agent in its sole discretion.
Each day upon or as of which the Administrative Agent determines Dollar Amounts as described in the preceding clauses (a), (b) and (c) is herein described as a “Computation Date” with respect to each Credit Event for which a Dollar Amount is determined on or as of such day.
SECTION 2.05. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans in its sole discretion in Dollars to the Company from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $30,000,000 or (ii) the Dollar Amount of the total Revolving Credit Exposures exceeding the aggregate Revolving Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Company may borrow, prepay and reborrow Swingline Loans.
(b)     To request a Swingline Loan, the Company shall notify the Swingline Lender of such request in writing by telecopy, not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Swingline Lender shall make each Swingline Loan available to the Company by means of a credit to the general deposit account of the Company with the Swingline Lender (or, in the case of a

EXHIBIT 10.1

Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the relevant Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.
(c)     The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Company of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Company (or other party on behalf of the Company) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Company for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Company of any default in the payment thereof.
(d)The Administrative Agent may at any time replace the Swingline Lender (to the extent the Swingline Lender is not the Lender then acting as the Administrative Agent) with the Lender then acting as the Administrative Agent by providing not less than ten (10) Business Days’ written notice to the Company and the Lender then acting as the Swingline Lender of such replacement. The Administrative Agent shall notify the Revolving Lenders of any such replacement of the Swingline Lender. At the time any such replacement shall become effective, the Company shall prepay any Swingline Exposure at such time, together with any accrued interest to the extent required by Section 2.13. From and after the effective date of any such replacement, (i) the successor Swingline Lender shall have all the rights and obligations of the Swingline Lender under this Agreement with respect to Swingline Loans to be made by such successor Swingline Lender thereafter and (ii) references herein to the term “Swingline Lender” shall be deemed to refer to such successor or to the previous Swingline Lender, or to such successor and the previous Swingline Lenders, as the context shall require. After the replacement of the Swingline Lender hereunder, and to the extent the Swingline Exposure of such replaced Swingline Lender has not been repaid by the Company pursuant to this clause (d), the replaced Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swingline Lender under this Agreement with respect to Swingline Loans then outstanding and made by it prior to such replacement, but shall not be required or able to make additional Swingline Loans.
(e)Unless otherwise agreed by the Administrative Agent, the Swingline Lender shall, in addition to its notification obligations set forth elsewhere in this Section, report in writing to the Administrative Agent (i) periodic activity (for such period or recurrent periods as shall be requested by the Administrative Agent) in respect of Swingline Loans made by the Swingline Lender, (ii) on any Business Day on which the Company fails to repay a Swingline Loan required to be repaid on such day, the date of such failure and the amount of such Swingline Loan and (iii) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Swingline Loans made by the Swingline Lender.

SECTION 2.06. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Company may request the issuance of Letters of Credit denominated in Agreed Currencies as the applicant thereof

EXHIBIT 10.1

for the support of its or its Subsidiaries’ obligations, in a form reasonably acceptable to the Administrative Agent and the relevant Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Company to, or entered into by the Company with, any Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Notwithstanding anything herein to the contrary, no Issuing Bank shall have any obligation hereunder to issue, and shall not issue, any Letter of Credit the proceeds of which would be made available to any Person (i) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions or (ii) in any manner that would result in a violation of any Sanctions by any party to this Agreement. The Company unconditionally and irrevocably agrees that, in connection with any Letter of Credit issued for the support of any Subsidiary’s obligations as provided in the first sentence of this paragraph, the Company will be fully responsible for the reimbursement of LC Disbursements in accordance with the terms hereof, the payment of interest thereon and the payment of fees due under Section 2.12(b) to the same extent as if it were the sole account party in respect of such Letter of Credit (the Company hereby irrevocably waiving any defenses that might otherwise be available to it as a guarantor or surety of the obligations of such a Subsidiary that is an account party in respect of any such Letter of Credit).
(b)     Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Company shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the relevant Issuing Bank) to the relevant Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the Agreed Currency applicable thereto, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by an Issuing Bank, the Company also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Company shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) subject to Sections 2.04 and 2.11(b), the Dollar Amount of the LC Exposure shall not exceed $150,000,000, (ii) subject to Sections 2.04 and 2.11(b), the sum of the Dollar Amount of the total Revolving Credit Exposures shall not exceed the aggregate Revolving Commitments and (iii) subject to Sections 2.04 and 2.11(b), the Dollar Amount of the total outstanding Revolving Loans and LC Exposure, in each case denominated in Foreign Currencies, shall not exceed the Foreign Currency Sublimit. Notwithstanding anything herein to the contrary, the Dollar Amount of the aggregate face amount of Letters of Credit issued by (x) JPMorgan Chase Bank, N.A. shall not exceed $50,000,000 at any time, (y) Bank of America, N.A. shall not exceed $50,000,000 at any time and (z) Citizens Bank, N.A. shall not exceed $50,000,000 at any time (in each case, as such amount may be increased from time to time in the sole discretion of the applicable Issuing Bank, so long as such amount does not exceed the limit set forth in clause (i) and notice of such increase is provided to the Administrative Agent).
(c)     Expiration Date. Each Letter of Credit shall expire (or be subject to termination by notice from the relevant Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five (5) Business Days prior to the Maturity Date.
(d)     Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the relevant Issuing Bank or the Revolving Lenders, the relevant Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the relevant Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the relevant Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Company on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Company for any reason. Each Revolving Lender

EXHIBIT 10.1

acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(e)     Reimbursement. If the relevant Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Company shall reimburse such LC Disbursement by paying to the Administrative Agent in Dollars the Dollar Amount equal to such LC Disbursement, calculated as of the date such Issuing Bank made such LC Disbursement (or if such Issuing Bank shall so elect in its sole discretion by notice to the Company, in such other Agreed Currency which was paid by such Issuing Bank pursuant to such LC Disbursement in an amount equal to such LC Disbursement) not later than 12:00 noon, Local Time, on the date that such LC Disbursement is made, if the Company shall have received notice of such LC Disbursement prior to 10:00 a.m., Local Time, on such date, or, if such notice has not been received by the Company prior to such time on such date, then not later than 12:00 noon, Local Time, on the Business Day immediately following the day that the Company receives such notice; provided that, if such LC Disbursement is not less than the Dollar Amount of $1,000,000, the Company may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with (i) to the extent such LC Disbursement was made in Dollars, an ABR Revolving Borrowing, Eurocurrency Revolving Borrowing or Swingline Loan in Dollars in an amount equal to such LC Disbursement or (ii) to the extent that such LC Disbursement was made in a Foreign Currency, a Eurocurrency Revolving Borrowing in such Foreign Currency in an amount equal to such LC Disbursement and, in each case, to the extent so financed, the Company’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing, Eurocurrency Revolving Borrowing or Swingline Loan, as applicable. If the Company fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Company in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Company, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the relevant Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Company pursuant to this paragraph, the Administrative Agent shall distribute such payment to such Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the relevant Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Company of its obligation to reimburse such LC Disbursement. If the Company’s reimbursement of, or obligation to reimburse, any amounts in any Foreign Currency would subject the Administrative Agent, any Issuing Bank or any Lender to any stamp duty, ad valorem charge or similar tax that would not be payable if such reimbursement were made or required to be made in Dollars, the Company shall, at its option, either (x) pay the amount of any such tax requested by the Administrative Agent, the relevant Issuing Bank or the relevant Lender or (y) reimburse each LC Disbursement made in such Foreign Currency in Dollars, in an amount equal to the Dollar Amount, calculated using the applicable Exchange Rates, on the date such LC Disbursement is made, of such LC Disbursement.
(f)Obligations Absolute. The Company’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the relevant Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Company’s obligations hereunder. Neither the Administrative Agent, the Revolving Lenders nor the Issuing Banks, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective

EXHIBIT 10.1

of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the relevant Issuing Bank; provided that the foregoing shall not be construed to excuse the relevant Issuing Bank from liability to the Company to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Company to the extent permitted by applicable law) suffered by the Company that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of any Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, each Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(g)Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Each Issuing Bank shall promptly notify the Administrative Agent and the Company by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Company of its obligation to reimburse such Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.
(h)Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, unless the Company shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Company reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans (or in the case such LC Disbursement is denominated in a Foreign Currency, at the Overnight Foreign Currency Rate for such Agreed Currency plus the then effective Applicable Rate with respect to Eurocurrency Revolving Loans); provided that, if the Company fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the relevant Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.
(i)Replacement of Issuing Banks. Any Issuing Bank may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any such replacement of any Issuing Bank. At the time any such replacement shall become effective, the Company shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued by such successor Issuing Bank thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
(j)Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Company shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders (the “LC Collateral Account”), an amount in cash equal to 105% of the Dollar Amount of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that (i) the portions of such amount attributable to undrawn Foreign Currency Letters of Credit or LC Disbursements in a Foreign Currency that the Company is not late in

EXHIBIT 10.1

reimbursing shall be deposited in the applicable Foreign Currencies in the actual amounts of such undrawn Letters of Credit and LC Disbursements and (ii) the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Company described in Section 7.01(g). For the purposes of this paragraph, the Foreign Currency LC Exposure shall be calculated using the applicable Exchange Rate on the date notice demanding cash collateralization is delivered to the Company. The Company also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.11(b). Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Secured Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account and the Company hereby grants the Administrative Agent a security interest in the LC Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Company’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the relevant Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Company for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Secured Obligations. If the Company is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Company within three (3) Business Days after all Events of Default have been cured or waived.
(k)Issuing Bank Agreements. Each Issuing Bank agrees that, unless otherwise requested by the Administrative Agent, such Issuing Bank shall report in writing to the Administrative Agent (i) on the first Business Day of each week, the daily activity (set forth by day) in respect of Letters of Credit during the immediately preceding week, including all issuances, extensions, amendments and renewals, all expirations and cancellations and all disbursements and reimbursements, (ii) on or prior to each Business Day on which such Issuing Bank expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the aggregate face amount of the Letters of Credit to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension occurred (and whether the amount thereof changed), it being understood that such Issuing Bank shall not permit any issuance, renewal, extension or amendment resulting in the issuance of a new Letter of Credit or an increase in the amount of any Letter of Credit to occur without first obtaining written confirmation from the Administrative Agent that it is then permitted under this Agreement, (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date of such LC Disbursement and the amount of such LC Disbursement, (iv) on any Business Day on which the Company fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount and currency of such LC Disbursement and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request.
(l)Existing Letters of Credit. Each Existing Letter of Credit shall be deemed to be a Letter of Credit issued hereunder.

SECTION 2.07. Funding of Borrowings (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds (i) in the case of Loans denominated in Dollars, by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders, (ii) in the case of each Loan denominated in a Foreign Currency (other than Swiss Francs), by 12:00 noon, Local Time, in the city of the Administrative Agent’s Eurocurrency Payment Office for such currency and at such Eurocurrency Payment Office for such currency and (iii) in the case of each Loan denominated in Swiss Francs, by 8:00 a.m., Local Time, in the city of the Administrative Agent’s Eurocurrency Payment Office for such currency and at such Eurocurrency Payment Office for such currency; provided that Swingline Loans shall be made as provided in Section 2.05. The Administrative Agent will make such Loans available to the relevant Borrower by promptly crediting the amounts so received, in like funds, to (x) an account of such Borrower maintained with the Administrative Agent in New York City or Chicago and designated by such Borrower in the applicable Borrowing Request, in the case of Loans denominated in Dollars and (y) an account of such Borrower in the relevant jurisdiction and designated by such Borrower in the applicable Borrowing Request, in the case of Loans denominated in a Foreign Currency; provided that ABR Revolving Loans made to finance the reimbursement of an

EXHIBIT 10.1

LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the relevant Issuing Bank.
(b)     Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing (or in the case of an ABR Borrowing, prior to 12:00 noon, New York City time, on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (including without limitation the Overnight Foreign Currency Rate in the case of Loans denominated in a Foreign Currency) or (ii) in the case of such Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.08. Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the relevant Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section. A Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.
(b)     To make an election pursuant to this Section, a Borrower, or the Company on its behalf, shall notify the Administrative Agent of such election (by telephone or irrevocable written notice in the case of a Borrowing denominated in Dollars or by irrevocable written notice (via an Interest Election Request signed by such Borrower, or the Company on its behalf) in the case of a Borrowing denominated in a Foreign Currency) by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request signed by the relevant Borrower, or the Company on its behalf. Notwithstanding any contrary provision herein, this Section shall not be construed to permit any Borrower to (i) change the currency of any Borrowing, (ii) elect an Interest Period for Eurocurrency Loans that does not comply with Section 2.02(d) or (iii) convert any Borrowing to a Borrowing of a Type not available under the Class of Commitments pursuant to which such Borrowing was made.
(c)     Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)     the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)     the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)    whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and
(iv)     if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period and Agreed Currency to be applicable thereto after giving effect to such election, which Interest Period shall be a period contemplated by the definition of the term “Interest Period”.

EXHIBIT 10.1

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d)     Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)     If the relevant Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period (i) in the case of a Borrowing denominated in Dollars, such Borrowing shall be converted to an ABR Borrowing and (ii) in the case of a Borrowing denominated in a Foreign Currency in respect of which the applicable Borrower shall have failed to deliver an Interest Election Request prior to the third (3rd) Business Day preceding the end of such Interest Period, such Borrowing shall automatically continue as a Eurocurrency Borrowing in the same Agreed Currency with an Interest Period of one month unless such Eurocurrency Borrowing is or was repaid in accordance with Section 2.11. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Borrowing denominated in Dollars may be converted to or continued as a Eurocurrency Borrowing, (ii) unless repaid, each Eurocurrency Borrowing denominated in Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (iii) unless repaid, each Eurocurrency Borrowing denominated in a Foreign Currency shall automatically be continued as a Eurocurrency Borrowing with an Interest Period of one month.

SECTION 2.09. Termination and Reduction of Commitments (a) Unless previously terminated, all Commitments shall terminate on the Maturity Date.
(b)     The Company may at any time terminate, or from time to time reduce, the Revolving Commitments; provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $10,000,000 and (ii) the Company shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the Dollar Amount of the sum of the Revolving Credit Exposures would exceed the aggregate Revolving Commitments.
(c)     The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

SECTION 2.10. Repayment and Amortization of Loans; Evidence of Debt (a) Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Lender on the Maturity Date, the then unpaid principal amount of each Revolving Loan made to such Borrower in the currency of such Loan and (ii) in the case of the Company, to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two (2) Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Company shall repay all Swingline Loans then outstanding. The Company shall repay Term Loans on each date set forth below in the aggregate principal amount set forth opposite such date (as adjusted from time to time pursuant to Section 2.11(a)):

EXHIBIT 10.1

Date	Amount
June 30, 2015	$1,250,000
September 30, 2015	$1,250,000
December 31, 2015	$1,250,000
March 31, 2016	$1,250,000
June 30, 2016	$1,250,000
September 30, 2016	$1,250,000
December 31, 2016	$1,250,000
March 31, 2017	$1,250,000
June 30, 2017	$1,875,000
September 30, 2017	$1,875,000
December 31, 2017	$1,875,000
March 31, 2018	$1,875,000
June 30, 2018	$1,875,000
September 30, 2018	$1,875,000
December 31, 2018	$1,875,000
March 31, 2019	$1,875,000
June 30, 2019	$2,500,000
September 30, 2019	$2,500,000
December 31, 2019	$2,500,000
March 31, 2020	$2,500,000

To the extent not previously repaid, all unpaid Term Loans shall be paid in full in Dollars by the Company on the Maturity Date.
(b)     Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)     The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class, Agreed Currency and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(d)     The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.
(e)     Any Lender may request that Loans made by it to any Borrower be evidenced by a promissory note. In such event, the relevant Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent and the Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if any such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.11. Prepayment of Loans.
(a)     Any Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with the provisions of this Section 2.11(a). The applicable Borrower, or the Company on behalf of the applicable Borrower, shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment

EXHIBIT 10.1

hereunder (i) in the case of prepayment of a Eurocurrency Revolving Borrowing, not later than 11:00 a.m., Local Time, three (3) Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one (1) Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Revolving Loans included in the prepaid Revolving Borrowing, and each voluntary prepayment of a Term Loan Borrowing shall be applied ratably to the Term Loans included in the prepaid Term Loan Borrowing in such order of application as directed by the Company. Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.13 and (ii) break funding payments pursuant to Section 2.16.
(b)     If at any time, (i) other than as a result of fluctuations in currency exchange rates, (A) the sum of the aggregate principal Dollar Amount of all of the Revolving Credit Exposures (calculated, with respect to those Credit Events denominated in Foreign Currencies, as of the most recent Computation Date with respect to each such Credit Event) exceeds the aggregate Revolving Commitments or (B) the sum of the aggregate principal Dollar Amount of all of the outstanding Revolving Credit Exposures denominated in Foreign Currencies (the “Foreign Currency Exposure”) (so calculated), as of the most recent Computation Date with respect to each such Credit Event, exceeds the Foreign Currency Sublimit or (ii) solely as a result of fluctuations in currency exchange rates, (A) the sum of the aggregate principal Dollar Amount of all of the Revolving Credit Exposures (so calculated) exceeds 105% of the aggregate Revolving Commitments or (B) the Foreign Currency Exposure, as of the most recent Computation Date with respect to each such Credit Event, exceeds 105% of the Foreign Currency Sublimit, the Borrowers shall in each case immediately repay Revolving Borrowings or cash collateralize LC Exposure in an account with the Administrative Agent pursuant to Section 2.06(j), as applicable, in an aggregate principal amount sufficient to cause (x) the aggregate Dollar Amount of all Revolving Credit Exposures (so calculated) to be less than or equal to the aggregate Revolving Commitments and (y) the Foreign Currency Exposure to be less than or equal to the Foreign Currency Sublimit, as applicable.

SECTION 2.12. Fees. (a) The Company agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily Available Revolving Commitment of such Lender during the period from and including the Amendment and Restatement Effective Date to but excluding the date on which such Commitment terminates; provided that, if such Lender continues to have any Revolving Credit Exposure after its Revolving Commitment terminates, then such commitment fee shall continue to accrue on the daily amount of such Lender’s Revolving Credit Exposure from and including the date on which its Revolving Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the Amendment and Restatement Effective Date; provided that any commitment fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(b)     The Company agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurocurrency Revolving Loans on the average daily Dollar Amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Amendment and Restatement Effective Date to but excluding the later of the date on which such Revolving Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure and (ii) to the relevant Issuing Bank for its own account a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily Dollar Amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit issued by such Issuing Bank during the period from and including the Amendment and Restatement Effective Date to but excluding the later of the date

EXHIBIT 10.1

of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s reasonable and standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third (3rd) Business Day following such last day, commencing on the first such date to occur after the Amendment and Restatement Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Participation fees and fronting fees in respect of Letters of Credit denominated in Dollars shall be paid in Dollars, and participation fees and fronting fees in respect of Letters of Credit denominated in a Foreign Currency shall be paid in such Foreign Currency.
(c)     The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.
(d)     All fees payable hereunder shall be paid on the dates due, in Dollars (except as otherwise expressly provided in this Section 2.12) and immediately available funds, to the Administrative Agent (or to each Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the applicable Lenders. Fees paid shall not be refundable under any circumstances.

SECTION 2.13. Interest (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.
(b)     The Loans comprising each Eurocurrency Borrowing (other than each Swingline Loan) shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate. Each Swingline Loan shall bear interest at the Adjusted LIBO Rate for a one (1) month Interest Period plus the Applicable Rate.
(c)     Notwithstanding the foregoing, (i) during the occurrence and continuance of any Event of Default arising from the failure by any Borrower to pay any principal of or interest on any Loan or any fee or other amount payable hereunder when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (x) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (y) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section and (ii) during the occurrence and continuance of any other Event of Default not described in clause (i) above, the Required Lenders may, at their option, by notice to the Company (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.02 requiring the consent of “each Lender directly affected thereby” for reductions in interest rates), declare that (x) all Loans shall bear interest at 2% plus the rate otherwise applicable to such Loans as provided in the preceding paragraphs of this Section or (y) in the case of any other amount outstanding hereunder, such amount shall accrue at 2% plus the rate applicable to such fee or other obligation as provided hereunder.
(d)     Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(e)     All interest hereunder shall be computed on the basis of a year of 360 days, except that interest (i) computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and (ii) for Borrowings denominated in Pounds Sterling shall be computed on the basis of a year of 365 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

EXHIBIT 10.1

SECTION 2.14. Alternate Rate of Interest. (a) If at the time that the Administrative Agent shall seek to determine the LIBOR Screen Rate on the Quotation Day for any Interest Period for a Eurocurrency Borrowing, the LIBOR Screen Rate shall not be available for such Interest Period and/or for the applicable currency with respect to such Eurocurrency Borrowing for any reason, and the Administrative Agent shall reasonably determine that it is not possible to determine the Interpolated Rate (which conclusion shall be conclusive and binding absent manifest error), then the Reference Bank Rate shall be the LIBO Rate for such Interest Period for such Eurocurrency Borrowing; provided that if the Reference Bank Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement; provided, further, however, that if less than two Reference Banks shall supply a rate to the Administrative Agent for purposes of determining the LIBO Rate for such Eurocurrency Borrowing, (i) if such Borrowing shall be requested in Dollars, then such Borrowing shall be made as an ABR Borrowing at the Alternate Base Rate and (ii) if such Borrowing shall be requested in any Foreign Currency, the LIBO Rate shall be equal to the rate determined by the Administrative Agent in its reasonable discretion after consultation with the Borrower and consented to in writing by the Required Lenders (the “Alternative Rate”).
(b)     If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:
(i)the Administrative Agent reasonably determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for a Loan in the applicable currency or for the applicable Interest Period; or
(ii)the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for a Loan in the applicable currency or for the applicable Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the applicable Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the applicable Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing in the applicable currency or for the applicable Interest Period, as the case may be, shall be ineffective, (ii) if any Borrowing Request requests a Eurocurrency Borrowing in Dollars, such Borrowing shall be made as an ABR Borrowing and (iii) if any Borrowing Request requests a Eurocurrency Borrowing in a Foreign Currency, then the LIBO Rate for such Eurocurrency Borrowing shall be the Alternative Rate; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.
SECTION 2.15. Increased Costs (a) If any Change in Law shall:
(i)     impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank;
(ii)     impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or
(iii)subject any Recipient to any Taxes or UK Tax (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, (C) Connection Income Taxes and (D) UK Tax consisting of a Tax Deduction required by law to be made by a Borrower or compensated for by Section 2.17A) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making or maintaining any Loan or of maintaining its obligation to make any such Loan (including, without limitation, pursuant to any conversion of any Borrowing denominated in an Agreed Currency into a Borrowing denominated in any other Agreed Currency) or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit (including, without limitation, pursuant to any conversion of any Borrowing denominated in an Agreed Currency into a Borrowing denominated in any other Agreed Currency) or to reduce the amount of any sum received or receivable by such Lender, such Issuing Bank or such other Recipient hereunder, whether of principal, interest or otherwise (including, without limitation, pursuant to any conversion of any

EXHIBIT 10.1

Borrowing denominated in an Agreed Currency into a Borrowing denominated in any other Agreed Currency), then the applicable Borrower will pay to such Lender, such Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b)     If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the applicable Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.
(c)     A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, and as determined in good faith, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay, or cause the other Borrowers to pay, such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)     Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Company shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(a) and is revoked in accordance therewith) or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.19, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the relevant currency of a comparable amount and period from other banks in the eurocurrency market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section, as determined in good faith, shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

SECTION 2.17. Taxes (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable

EXHIBIT 10.1

withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)     Payment of Other Taxes by the Borrowers. The relevant Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.
(c)     Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(d)     Indemnification by the Loan Parties. The Loan Parties shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the relevant Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)     Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f)     Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, prior to the first payment received by such Lender pursuant to this Agreement or otherwise, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other information or documentation prescribed by applicable law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)     Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Person or, under any applicable Law, any Borrower is treated as making payments from a U.S. Person:
(A)any Lender that is a U.S. Person shall deliver to such Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time

EXHIBIT 10.1

thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed originals of IRS Form W-9 (as may be amended, modified or replaced by the IRS, an “IRS Form W-9”) certifying that such Lender is exempt from U.S. Federal backup withholding tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), whichever of the following is applicable;
(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN (as may be amended, modified or replaced by the IRS, an “IRS Form W-8BEN”) or IRS Form W-8BEN-E (as may be amended, modified or replaced by the IRS, an “IRS Form W-8BEN-E”) establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8-BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI (as may be amended, modified or replaced by the IRS, an “IRS Form W-8ECI”);

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of such Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8-BEN-E; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY (as may be amended, modified or replaced by the IRS, an “IRS Form W-8IMY”), accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit such Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to such Borrower and the Administrative Agent at the time or times and in the manner prescribed by law and at such time or times and in the manner reasonably requested by such Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional information and documentation reasonably requested by

EXHIBIT 10.1

such Borrower or the Administrative Agent as may be necessary for such Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Amendment and Restatement Effective Date.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall promptly update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.
(g)     Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including all Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)     Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
(i)     Defined Terms. For purposes of this Section 2.17, the term “Lender” includes each Issuing Bank and the term “applicable law” includes FATCA.
(j)     Certain FATCA Matters. For purposes of determining withholding Taxes imposed under FATCA, from and after the Amendment and Restatement Effective Date, the Loan Parties and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement and the Loans as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

SECTION 2.17A.    UK Tax.
(a)    Unless a contrary indication appears, in this Section 2.17A a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.
(b)    A Borrower shall make all payments to be made by it under a Loan Document without any Tax Deduction, unless a Tax Deduction is required by law.
(c)    A Borrower shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Administrative Agent accordingly. Similarly, a Lender shall notify the Administrative Agent on becoming so aware in respect of a payment payable to that Lender. If the Administrative Agent receives such notification from a Lender it shall notify the relevant Borrower.
(d)    If a Tax Deduction is required by law to be made by a Borrower under any Loan Document, the amount of the payment due from a Borrower shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

EXHIBIT 10.1

(e)    A Borrower is not required to make an increased payment to a Lender under clause (d) above for a Tax Deduction in respect of tax imposed by the United Kingdom from a payment of interest on a Loan, if on the date on which the payment falls due:
(i)    the payment could have been made to the relevant Lender without a Tax Deduction if it was a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or any published practice or concession of any relevant taxing authority; or
(ii)    the relevant Lender is a Qualifying Lender solely under sub-paragraph (i)(b) of the definition of Qualifying Lender and:

(A)
an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA which relates to that payment and that Lender has received from a Borrower a certified copy of that Direction; and

(B)	the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made; or
(iii)    the relevant Lender is a Qualifying Lender solely by virtue of paragraph (i)(b) of the definition of Qualifying Lender and:

(A)	the relevant Lender has not given a Tax Confirmation to the Company; and

(B)
the payment could have been made to the Lender without any Tax Deduction if the Lender had given a Tax Confirmation to the Company, on the basis that the Tax Confirmation would have enabled the Company to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA; or

(iv)    the relevant Lender is a Treaty Lender and a Borrower is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under clause (h) below.
(f)    If a Borrower is required to make a Tax Deduction, such Borrower shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.
(g)    Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, a Borrower shall deliver to the Administrative Agent for the Lender entitled to the payment a statement under section 975 of the ITA or other evidence reasonably satisfactory to the Lender that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.
(h)    (i) Subject to paragraph (ii) below, a Treaty Lender and a Borrower which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Borrower to obtain authorization to make that payment without a Tax Deduction.
(ii)    Nothing in paragraph (i) above shall require a Treaty Lender to:

(A)	register under the HMRC DT Treaty Passport scheme;

(B)	apply the HMRC DT Treaty Passport scheme to any Loan if it has so registered; or

EXHIBIT 10.1

(C)
file Treaty forms if it has included an indication to the effect that it wishes the HMRC DT Treaty Passport scheme to apply to this Agreement in accordance with paragraph (i) below and the Borrower making that payment has not complied with its obligations under paragraph (j) below.

(i)    A Treaty Lender which holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall provide an indication to that effect by notifying the Company of its scheme reference number and its jurisdiction of tax residence (and, in the case of a Treaty Lender that is a party to this Agreement on the Original Effective Date, it may provide such notification by including such details on its signature page to this Agreement).
(j)    Where a Lender includes the indication described in paragraph (i) above the relevant Borrower shall file a duly completed form DTTP2 in respect of such Lender with HM Revenue & Customs, within 30 working days after the later of the Amendment and Restatement Effective Date and the date such Lender becomes a Lender under this Agreement or, within 30 working days after the later of the Amendment and Restatement Effective Date and the date such Borrower becomes a Borrower under this Agreement (as the case may be), and shall promptly provide the Lender with a copy of that filing.
(k)    A Borrower shall (within 3 Business Days of demand by the Administrative Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of UK Tax by that Protected Party in respect of any Loan Document.
(l)    Clause (k) above shall not apply with respect to any UK Tax assessed on a Protected Party:
(i)    under the law of the jurisdiction in which that Protected Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Protected Party is treated as resident for tax purposes; or
(ii)    under the law of the jurisdiction in which that Protected Party’s facility office is located in respect of amounts received or receivable in that jurisdiction, if that UK Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Protected Party.
(m)    Furthermore, clause (k) above shall not apply to the extent a loss, liability or cost:
(i)    is compensated for by an increased payment under clause (d) above; or
(ii)    would have been compensated for by an increased payment under clause (d) above but was not so compensated solely because one of the exclusions in clause (e) applied.
(n)    A Protected Party making, or intending to make a claim under clause (k) above shall promptly notify the Administrative Agent of the event which will give, or has given, rise to the claim, following which the Administrative Agent shall notify the Borrowers.
(o)    A Protected Party shall, on receiving a payment from a Borrower under clause (i) above, notify the Administrative Agent.
(p)    If a Borrower makes a Tax Payment and the relevant Lender determines that:
(i)    a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part or to that Tax Payment; and
(ii)    that Lender has obtained, utilized and retained that Tax Credit,

EXHIBIT 10.1

the relevant Lender shall pay an amount to that Borrower which that Lender determines will leave it (after that payment) in the same after-tax position as it would have been in had the Tax Payment not been made by that Borrower.
(q)    A Borrower shall pay and, within three (3) Business Days of demand, indemnify each Credit Party against any cost, loss or liability that Credit Party incurs in relation to all stamp duty, registration and other similar UK Tax payable in respect of any Loan Document (excluding, for the avoidance of doubt, any such UK Tax arising in connection with an assignment or transfer by that Credit Party of its rights under any Loan Document).
(r)    All amounts set out, or expressed to be payable under a Loan Document by any party to a Credit Party which (in whole or part) constitute the consideration for a supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies, and accordingly, subject to clause (s) below, if VAT is or becomes chargeable on any supply made by any Credit Party to any party under a Loan Document, that party shall pay to the Credit Party (in addition to and at the same time as paying the consideration for such supply) an amount equal to the amount of such VAT (and such Credit Party shall promptly provide an appropriate VAT invoice to such party).
(s)    If VAT is or becomes chargeable on any supply made by any Credit Party (the “Supplier”) to any other Credit Party (the “Recipient”) under a Loan Document, and any party other than the Recipient (the “Subject Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration), (i) (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Subject Party must also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT. The Recipient must (where this clause (s)(i) applies) promptly pay to the Subject Party an amount equal to any credit or repayment obtained by the Recipient from the relevant tax authority which the Recipient reasonably determines is in respect of such VAT and (ii) (where the Recipient is the person required to account to the relevant tax authority for the VAT) the Subject Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.
(t)    Where a Loan Document requires any party to reimburse a Credit Party for any costs or expenses, that party shall also at the same time pay and indemnify the Credit Party against all VAT incurred by the Credit Party in respect of the costs or expenses to the extent that the Credit Party reasonably determines that neither it nor any other member of any group of which it is a member for VAT purposes is entitled to credit or repayment from the relevant tax authority in respect of the VAT.
(u)    Any reference in this Section 2.17A to any party shall, at any time when such party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the Value Added Tax Act 1994).
This Section 2.17A shall be deemed to constitute an integral part of Section 2.17 and any reference in this Agreement to Section 2.17 shall be deemed to include Section 2.17A.
SECTION 2.18. Payments Generally; Allocations of Proceeds; Pro Rata Treatment; Sharing of Set-offs.
(a)     Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to (i) in the case of payments denominated in Dollars, 12:00 noon, New York City time and (ii) in the case of payments denominated in a Foreign Currency, 12:00 noon, Local Time, in the city of the Administrative Agent’s Eurocurrency Payment Office for such currency, in each case on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made (i) in the same currency in which the applicable Credit Event was made (or where such currency has been converted to euro, in euro) and (ii) to the Administrative Agent at

EXHIBIT 10.1

its offices at 10 South Dearborn Street, Chicago, Illinois 60603 or, in the case of a Credit Event denominated in a Foreign Currency, the Administrative Agent’s Eurocurrency Payment Office for such currency, except payments to be made directly to any Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments denominated in the same currency received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Notwithstanding the foregoing provisions of this Section, if, after the making of any Credit Event in any Foreign Currency, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which the Credit Event was made (the “Original Currency”) no longer exists or any Borrower is not able to make payment to the Administrative Agent for the account of the Lenders in such Original Currency, then all payments to be made by such Borrower hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrowers take all risks of the imposition of any such currency control or exchange regulations.
(b)     Any proceeds of Collateral received by the Administrative Agent (i) not constituting (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Company) or (B) a mandatory prepayment (which shall be applied in accordance with Section 2.11) or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, such funds shall be applied ratably first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Administrative Agent and the Issuing Banks from any Borrower, second, to pay any fees or expense reimbursements then due to the Lenders from any Borrower, third, to pay interest then due and payable on the Loans ratably, fourth, to prepay principal on the Loans and unreimbursed LC Disbursements and any other amounts owing with respect to Banking Services Obligations and Swap Obligations ratably, fifth, to pay an amount to the Administrative Agent equal to one hundred five percent (105%) of the aggregate undrawn face amount of all outstanding Letters of Credit and the aggregate amount of any unpaid LC Disbursements, to be held as cash collateral for such Obligations and sixth, to the payment of any other Secured Obligation due to the Administrative Agent or any Lender by any Borrower. Notwithstanding the foregoing, amounts received from any Loan Party shall not be applied to any Excluded Swap Obligation of such Loan Party. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Company, or unless a Default is in existence, none of the Administrative Agent or any Lender shall apply any payment which it receives to any Eurocurrency Loan of a Class, except (a) on the expiration date of the Interest Period applicable to any such Eurocurrency Loan or (b) in the event, and only to the extent, that there are no outstanding ABR Loans of the same Class and, in any event, the Borrowers shall pay the break funding payment required in accordance with Section 2.16. The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations.
(c)     At the election of the Administrative Agent, all payments of principal, interest, LC Disbursements, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees and expenses pursuant to Section 9.03), and other sums payable under the Loan Documents, may be paid from the proceeds of Borrowings made hereunder whether made following a request by a Borrower (or the Company on behalf of a Borrower) pursuant to Section 2.03 or a deemed request as provided in this Section or may be deducted from any deposit account of such Borrower maintained with the Administrative Agent. Each Borrower hereby irrevocably authorizes (i) the Administrative Agent to make a Borrowing for the purpose of paying each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents and agrees that all such amounts charged shall constitute Loans (including Swingline Loans) and that all such Borrowings shall be deemed to have been requested pursuant to Sections 2.03 or 2.05, as applicable and (ii) the Administrative Agent to charge any deposit account of the relevant Borrower maintained with the Administrative Agent for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents.
(d)     If, except as expressly provided herein, any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other similarly situated Lender, then the Lender receiving such greater

EXHIBIT 10.1

proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by all such Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements and Swingline Loans to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.
(e)     Unless the Administrative Agent shall have received notice from the relevant Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or each of the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (including without limitation the Overnight Foreign Currency Rate in the case of Loans denominated in a Foreign Currency).
(f)     If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b), 2.18(e) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender and for the benefit of the Administrative Agent, the Swingline Lender or the Issuing Banks to satisfy such Lender’s obligations to it under such Section until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account over which the Administrative Agent shall have exclusive control as cash collateral for, and application to, any future funding obligations of such Lender under any such Section; in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

SECTION 2.19. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)     If (i) any Lender requests compensation under Section 2.15, (ii) any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 or (iii) any Lender becomes a Defaulting Lender, then the Company may, at its sole discretion, expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.15 or 2.17) and obligations under the Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld or delayed, (ii) such Lender shall have

EXHIBIT 10.1

received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

SECTION 2.20. Expansion Option. The Company may from time to time elect to increase the Revolving Commitments or enter into one or more tranches of term loans (each an “Incremental Term Loan”), in each case in minimum increments of $10,000,000 so long as, after giving effect thereto, the aggregate amount of such increases and all such Incremental Term Loans does not exceed $200,000,000. The Company may arrange for any such increase or tranche to be provided by one or more Lenders (each Lender so agreeing to an increase in its Revolving Commitment, or to participate in such Incremental Term Loans, an “Increasing Lender”), or by one or more new banks, financial institutions or other entities (each such new bank, financial institution or other entity, an “Augmenting Lender”; provided that no Ineligible Institution may be an Augmenting Lender), to increase their existing Revolving Commitments, or to participate in such Incremental Term Loans, or extend Revolving Commitments, as the case may be; provided that (i) each Augmenting Lender, shall be subject to the approval of the Company and the Administrative Agent and (ii) (x) in the case of an Increasing Lender, the Company and such Increasing Lender execute an agreement substantially in the form of Exhibit C hereto, and (y) in the case of an Augmenting Lender, the Company and such Augmenting Lender execute an agreement substantially in the form of Exhibit D hereto. No consent of any Lender (other than the Lenders participating in the increase or any Incremental Term Loan) shall be required for any increase in Revolving Commitments or Incremental Term Loan pursuant to this Section 2.20. Increases and new Revolving Commitments and Incremental Term Loans created pursuant to this Section 2.20 shall become effective on the date agreed by the Company, the Administrative Agent and the relevant Increasing Lenders or Augmenting Lenders, and the Administrative Agent shall notify each Lender thereof. Notwithstanding the foregoing, no increase in the Revolving Commitments (or in the Revolving Commitment of any Lender) or tranche of Incremental Term Loans shall become effective under this paragraph unless, (i) on the proposed date of the effectiveness of such increase or Incremental Term Loans, (A) the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied or waived by the Required Lenders and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Responsible Officer of the Company and (B) the Company shall be in compliance (on a pro forma basis) with the covenants contained in Section 6.17 and (ii) the Administrative Agent shall have received documents consistent with those delivered on the Amendment and Restatement Effective Date as to the corporate power and authority of the Borrowers to borrow hereunder after giving effect to such increase. On the effective date of any increase in the Revolving Commitments or any Incremental Term Loans being made, (i) each relevant Increasing Lender and Augmenting Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of all the Lenders to equal its Applicable Percentage of such outstanding Revolving Loans, and (ii) except in the case of any Incremental Term Loans, the Borrowers shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any increase in the Revolving Commitments (with such reborrowing to consist of the Types of Revolving Loans, with related Interest Periods if applicable, specified in a notice delivered by the applicable Borrower, or the Company on behalf of the applicable Borrower, in accordance with the requirements of Section 2.03). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Eurocurrency Loan, shall be subject to indemnification by the Borrowers pursuant to the provisions of Section 2.16 if the deemed payment occurs other than on the last day of the related Interest Periods. The Incremental Term Loans (a) shall rank pari passu in right of payment with the Revolving Loans and the initial Term Loans, (b) shall not mature earlier than the Maturity Date (but may have amortization prior to such date) and (c) shall be treated substantially the same as (and in any event no more favorably than) the Revolving Loans and the initial Term Loans; provided that (i) the terms and conditions applicable to any tranche of Incremental Term Loans maturing after the Maturity Date may provide for material additional or different financial or other covenants or prepayment requirements applicable

EXHIBIT 10.1

only during periods after the Maturity Date and (ii) the Incremental Term Loans may be priced differently than the Revolving Loans and the initial Term Loans. Incremental Term Loans may be made hereunder pursuant to an amendment or restatement (an “Incremental Term Loan Amendment”) of this Agreement and, as appropriate, the other Loan Documents, executed by the Borrowers, each Increasing Lender participating in such tranche, each Augmenting Lender participating in such tranche, if any, and the Administrative Agent. The Incremental Term Loan Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.20. Nothing contained in this Section 2.20 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Revolving Commitment hereunder, or provide Incremental Term Loans, at any time.

SECTION 2.21. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s main New York City office on the Business Day preceding that on which final, non‑appealable judgment is given. The obligations of each Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, each Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 2.18, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to such Borrower.

SECTION 2.22. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)     fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.12(a);
(b)     the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided, that, except as otherwise provided in Section 9.02, this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby;
(c)     if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then:
(i)     all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent that (A) no Event of Default has occurred and is continuing at the time of such reallocation and (B) the sum of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Revolving Commitments;
(ii)     if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Company shall within one (1) Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize for the benefit of each Issuing Bank only the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to

EXHIBIT 10.1

clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;
(iii)     if the Company cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;
(iv)if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.12(a) and Section 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and
(v)if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the relevant Issuing Bank or any other Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to such Issuing Bank until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and
(d)     so long as such Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the relevant Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Company in accordance with Section 2.22(c), and participating interests in any such newly made Swingline Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.22(c)(i) (and such Defaulting Lender shall not participate therein).
If (i) a Bankruptcy Event with respect to a Parent of any Lender shall occur following the Amendment and Restatement Effective Date and for so long as such event shall continue or (ii) the Swingline Lender or any Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless the Swingline Lender or the relevant Issuing Bank, as the case may be, shall have entered into arrangements with the Company or such Lender, satisfactory to the Swingline Lender or such Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.
In the event that the Administrative Agent, the Company, the Swingline Lender and each Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.
SECTION 2.23. Designation of Subsidiary Borrowers. On the Amendment and Restatement Effective Date, each of RWG Germany and Kaman UK is a Subsidiary Borrower party to this Agreement and will remain so until the Company shall have executed and delivered to the Administrative Agent a Borrowing Subsidiary Termination with respect to RWG Germany or Kaman UK, as the case may be, whereupon RWG Germany or Kaman UK, as the case may be, shall cease to be a Subsidiary Borrower and a party to this Agreement. After the Amendment and Restatement Effective Date, the Company may at any time and from time to time designate any Eligible Subsidiary as a Subsidiary Borrower by delivery to the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Subsidiary and the Company and the satisfaction of the other conditions precedent set forth in Section 4.03, and upon such delivery and satisfaction such Subsidiary shall for all purposes of this Agreement be a Subsidiary Borrower and a party to this Agreement until the Company shall have executed and delivered to the Administrative Agent a Borrowing Subsidiary Termination with respect to such Subsidiary, whereupon such Subsidiary shall cease to be a Subsidiary Borrower and a party to this Agreement. Notwithstanding the preceding sentence, no Borrowing Subsidiary Termination will become effective as to any Subsidiary Borrower at a time when any principal of or interest on any Loan to such Borrower shall be outstanding hereunder, provided that such Borrowing Subsidiary Termination shall be effective to terminate the right of such Subsidiary Borrower to make further Borrowings under this Agreement. As

EXHIBIT 10.1

soon as practicable upon receipt of a Borrowing Subsidiary Agreement, the Administrative Agent shall furnish a copy thereof to each Lender.
ARTICLE III

Representations and Warranties

Each Borrower represents and warrants to the Administrative Agent and each of the Lenders that:
SECTION 3.01. Due Organization; Good Standing; Qualification. The Company and each of its Subsidiaries are duly organized, validly existing and, as applicable, in good standing under the Laws of their respective jurisdictions of incorporation, except where a Subsidiary’s failure to be in good standing would not have a Material Adverse Effect. Each of the Company and its Subsidiaries has all requisite corporate power, authority, licenses, consents, approvals and the like required (a) to own and operate its respective properties (except where the failure to do so would not have a Material Adverse Effect), (b) to carry on its respective business as presently conducted and (c) to execute, deliver and perform its obligations under the Loan Documents to which it is a party, and each is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction wherein the character of the properties owned or leased by it therein or in which the transaction of its respective business therein makes such qualification necessary except where failure to comply with any of the foregoing would not have a Material Adverse Effect. Each Subsidiary organized under the laws of England and Wales or incorporated in a European Union jurisdiction represents and warrants to the Lenders that its centre of main interest (as that term is used in Article 3(1) of the Regulation) is in its jurisdiction of incorporation and it has no Establishment in any other jurisdiction.

SECTION 3.02. Due Authorization; No Conflicts. The execution, delivery and performance by each Borrower of this Agreement and each other Loan Document executed or to be executed by it, and the execution, delivery and performance by each other Loan Party of the Subsidiary Guaranty, and each other Loan Document executed or to be executed by it, and each Borrower’s authority to make the Borrowings and obtain the other Credit Events contemplated hereby, have been duly authorized by all necessary corporate or other action on the part of the Company and each such other Loan Party. Such execution, delivery, and performance by the Company and each such other Loan Party, and the making by each Borrower of the Borrowings and the obtaining of the other Credit Events contemplated hereby, do not and will not (a) contravene any provision of such Loan Party’s Organization Documents, (b) conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in the creation of any Lien upon any of the property of such Loan Party, under any agreement, trust, deed, indenture, mortgage or other instrument to which such Loan Party is a party or by which such Loan Party or any of their respective properties is bound or affected, (c) require any waiver, consent or approval by any creditors, shareholders, or public authority, or (d) violate any Law.

SECTION 3.03. Binding Agreements. This Agreement has been, and each Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is a party thereto. This Agreement constitutes, and each other Loan Document when issued and delivered pursuant hereto for value received shall constitute, the legal, valid and binding obligations of each of the Loan Parties that is a party thereto, enforceable in accordance with their respective terms, except as enforcement may be limited by principles of equity, bankruptcy, insolvency, or other laws affecting the enforcement of creditors’ rights generally.

SECTION 3.04. Subsidiaries; Maintenance of Subsidiary Guaranty. (a) All of the issued and outstanding shares of capital stock of each Subsidiary of the Company which is owned by the Company or a Subsidiary of the Company on the Amendment and Restatement Effective Date is specifically disclosed in Part (a) of Schedule 3.04, has been validly issued and is fully paid and non assessable and is free and clear of any Lien except those created under the Collateral Documents. No rights to subscribe for additional shares of stock of any Subsidiary have been granted. On the Amendment and Restatement Effective Date, the Company has no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 3.04.

EXHIBIT 10.1

(b)     The Administrative Agent and the Lenders have the full credit support of the Subsidiary Guarantors pursuant to the Subsidiary Guaranty (Guaranteeing in full the payment of all Obligations pursuant to and as further described in the Subsidiary Guaranty).

SECTION 3.05. No Default. No Default or Event of Default is continuing.

SECTION 3.06. Financial Statements. The Company has furnished to each of the Lenders: (a) the Audited Financial Statements certified by PricewaterhouseCoopers LLP, certified public accountants, and (b) the unaudited consolidated balance sheets of the Company and its Subsidiaries as of April 3, 2015 and the related consolidated statements of income and cash flows and shareholders’ equity for the three months ended as of such date, in each case certified by the president or principal financial officer of the Company. Such balance sheets and statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods specified and present fairly the financial condition and results of operations of the Company and its Subsidiaries as at the dates and for the periods indicated, subject, with respect to the financial statements as of, and for the period ending, April 3, 2015, to the absence of footnote disclosures and to normal year-end audit adjustments. The balance sheets referred to in this Section 3.06 and the notes thereto disclose all material liabilities, direct or contingent, known to the Company and its Subsidiaries as of the dates thereof.

SECTION 3.07. No Material Adverse Changes. Since December 31, 2014, there has been no change in the business, assets, operations, prospects, liabilities or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole, other than changes the effect of which have not had a Material Adverse Effect.

SECTION 3.08. No Material Litigation. No action, suit, investigation or proceeding is pending or known to be threatened by or against or affecting the Company or any of its Subsidiaries or any of their respective properties or rights before any Governmental Authority (a) which involves this Agreement or any other Loan Document or (b) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

SECTION 3.09. Environmental Compliance. To the best of the Company’s knowledge and belief, the Company and each of its Subsidiaries is in substantial compliance with all material provisions of applicable Environmental Laws and all judgments, orders and decrees relating thereto and binding upon the Company or any of its Subsidiaries, except where failure to be in compliance would not have a Material Adverse Effect.

SECTION 3.10. Liens. None of the assets of the Company or any of its Subsidiaries is subject to Liens other than Liens permitted pursuant to Section 6.01.

SECTION 3.11. ERISA Compliance. (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Company or any Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Company and each Borrower and ERISA Affiliate have made all required contributions to each Plan subject to the Pension Funding Rules, and no application for a funding waiver or an extension of any amortization period pursuant to the Pension Funding Rules has been made with respect to any Plan.
(b)     There are no pending or, to the best knowledge of the Company or any Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction under ERISA or the Code or violation of the fiduciary responsibility rules set forth in Part 4 of Title I of ERISA with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
(c)     (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability in an amount that would result in a Material Adverse Effect; (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the

EXHIBIT 10.1

Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.
(d)     With respect to each scheme or arrangement mandated by a government other than the United States (a “Foreign Government Scheme or Arrangement”) and with respect to each employee benefit plan maintained or contributed to by any Loan Party or any Subsidiary of any Loan Party that is not subject to United States law (a “Foreign Plan”):
(vi)any employer and employee contributions required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices;
(vii)the fair market value of the assets of each funded Foreign Plan, together with the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, and any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Amendment and Restatement Effective Date, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and
(viii)each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

SECTION 3.12. Ownership of Properties. (a) The Company and each of its Subsidiaries owns good and marketable title to all of its properties and assets, real and personal (except where the failure to so own such properties or assets, or have such title, would not have a Material Adverse Effect).
(b)     Schedule 3.12(b) sets forth a complete and accurate list of all Liens (other than the Liens otherwise permitted by Section 6.01) on the property or assets of each Loan Party and each of its Subsidiaries, showing as of the Amendment and Restatement Effective Date the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary subject thereto. The property of each Loan Party and each of its Subsidiaries is subject to no Liens, other than Liens set forth on Schedule 3.12(b), and as otherwise permitted by Section 6.01.
(c)     Schedule 3.12(c) sets forth a complete and accurate list of all Investments held by any Loan Party or any Subsidiary of a Loan Party on the Amendment and Restatement Effective Date, showing as of the Amendment and Restatement Effective Date the amount, obligor or issuer and maturity, if any, thereof.

SECTION 3.13. Taxes. Except for Taxes and UK Tax, the payment of which is being diligently contested in good faith after the establishment of any reserves required by GAAP, consistently applied, the Company and each of its Subsidiaries has filed all tax returns and reports required by Law to have been filed by it and has paid or caused to be paid all Taxes, UK Tax, assessments and governmental charges of every kind thereby shown to be owing which would, in the aggregate, if not paid, be material as to the Company and its Subsidiaries when taken as a whole or be reportable under the Securities Exchange Act or required under FASB Standards to be disclosed on the Company’s consolidated audited financial statements.

SECTION 3.14. Regulations U and X. Neither the Company nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans, nor any Letters of Credit, will be used for a purpose which violates, or would be inconsistent with, Regulation U or X of the Board. Terms for which meanings are provided in Regulation U or X of the Board or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

SECTION 3.15. Investment Company Act. Neither the Company nor any of its Subsidiaries is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 3.16. Accuracy of Information. The Company has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate could reasonably be expected to

EXHIBIT 10.1

result in a Material Adverse Effect. All factual information heretofore or contemporaneously furnished by or on behalf of the Company or any other Loan Party in writing to the Administrative Agent, any Lender or any Issuing Bank for purposes of or in connection with this Agreement or any other Loan Document or any transaction contemplated hereby or thereby is, and all other such factual information hereafter furnished by or on behalf of the Company or any other Loan Party to the Administrative Agent, any Lender or any Issuing Bank will be, true and correct in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by the Company, the Administrative Agent and the Lenders, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which such information is furnished and, in the case of projections, on the basis of reasonable assumptions made in good faith as disclosed in the Loan Documents.

SECTION 3.17. Use of Proceeds. The Company shall use the proceeds of the Loans in accordance with Section 5.12.

SECTION 3.18. Compliance with Laws. The Company and each of its Subsidiaries is in compliance in all material respects with all Requirements of Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such Requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.19. Representations as to Foreign Subsidiaries. The Company and each Borrower that is a Foreign Subsidiary represents and warrants to the Administrative Agent and the Lenders that:
(a) Such Foreign Subsidiary is subject to civil and commercial Laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Foreign Subsidiary, the “Applicable Foreign Subsidiary Documents”), and the execution, delivery and performance by such Foreign Subsidiary of the Applicable Foreign Subsidiary Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Foreign Subsidiary nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Foreign Subsidiary is organized and existing in respect of its obligations under the Applicable Foreign Subsidiary Documents.
(b) The Applicable Foreign Subsidiary Documents are in proper legal form under the Laws of the jurisdiction in which such Foreign Subsidiary is organized and existing for the enforcement thereof against such Foreign Subsidiary under the Laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Subsidiary Documents. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Subsidiary Documents that the Applicable Foreign Subsidiary Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Subsidiary is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Subsidiary Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Foreign Subsidiary Document or any other document is sought to be enforced and (ii) any charge or tax as has been timely paid.
(c) There is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which such Foreign Subsidiary is organized and existing either (i) on or by virtue of the execution or delivery of the Applicable Foreign Subsidiary Documents or (ii) on any payment to be made by such Foreign Subsidiary pursuant to the Applicable Foreign Subsidiary Documents, except as has been disclosed to the Lenders.
(d) The execution, delivery and performance of the Applicable Foreign Subsidiary Documents executed by such Foreign Subsidiary are, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Subsidiary is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).

EXHIBIT 10.1

SECTION 3.20. Governmental Authorization; Other Consents. Except for filings completed prior to the Amendment and Restatement Effective Date and as contemplated hereby and by the Collateral Documents, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents.

SECTION 3.21. Insurance. The properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies and otherwise in accordance with the requirements of Section 5.03.

SECTION 3.22. Intellectual Property; Licenses, Etc. The Company and each of its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, and Schedule 3.22 sets forth a complete and accurate list of all such federally registered IP Rights owned or used by the Company and each of its Subsidiaries as of the Amendment and Restatement Effective Date. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any of its Subsidiaries infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Company, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

SECTION 3.23. Solvency. The Company is, individually, and the Loan Parties are, taken as a whole, on a consolidated basis, Solvent.

SECTION 3.24. Collateral Documents. The provisions of the Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien (subject to Liens permitted by Section 6.01) on all right, title and interest of the respective Loan Parties in the Collateral described therein. Except for filings completed prior to the Amendment and Restatement Effective Date and as contemplated hereby and by the Collateral Documents, no filing or other action will be necessary to perfect or protect such Liens with respect to Collateral for which filing is the appropriate method of perfection under applicable Law.

SECTION 3.25. Anti-Corruption Laws and Sanctions. The Company has implemented and maintains in effect policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Company, its Subsidiaries and their respective officers and employees and to the knowledge of the Company its directors and agents with respect to their dealings by or on behalf of the Company, are in compliance with applicable Sanctions (1) solely with respect to any Borrowing made on the Amendment and Restatement Effective Date, except to the extent the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and, in the case of any Foreign Subsidiary Borrower, is not knowingly engaged in any activity that could reasonably be expected to result in such Borrower being designated as a Sanctioned Person and (2) from and after the Amendment and Restatement Effective Date, in all material respects. None of (a) the Company, any Subsidiary or to the knowledge of the Company or such Subsidiary any of their respective directors, officers or employees, or (b) to the knowledge of the Company, any agent of the Company or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other Transactions will violate any Anti-Corruption Law or Sanctions applicable to any party hereto.

EXHIBIT 10.1

ARTICLE IV

Conditions

SECTION 4.01. Amendment and Restatement Effective Date. Conditions to the effectiveness of this Agreement and to the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder are set forth in the Amendment and Restatement Agreement.

SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Banks to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:
(a)     The representations and warranties of the Borrowers set forth in this Agreement shall be true and correct in all material respects (or in all respects if the applicable representation and warranty is qualified by materiality or Material Adverse Effect) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.
(b)     At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.
Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.
SECTION 4.03. Designation of a Subsidiary Borrower. The designation of a Subsidiary Borrower pursuant to Section 2.23 is subject to the condition precedent that the Company or such proposed Subsidiary Borrower shall have furnished or caused to be furnished to the Administrative Agent:
(a)     Copies, certified by the Secretary or Assistant Secretary of such Subsidiary, of its Board of Directors’ resolutions (and resolutions of other bodies, if any are reasonably deemed necessary by counsel for the Administrative Agent) approving the Borrowing Subsidiary Agreement and any other Loan Documents to which such Subsidiary is becoming a party and such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of such Subsidiary;
(b)     An incumbency certificate, executed by the Secretary or Assistant Secretary of such Subsidiary, which shall identify by name and title and bear the signature of the officers of such Subsidiary authorized to request Borrowings hereunder and sign the Borrowing Subsidiary Agreement and the other Loan Documents to which such Subsidiary is becoming a party, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Company or such Subsidiary;
(c)     Opinions of counsel to such Subsidiary, in form and substance reasonably satisfactory to the Administrative Agent and its counsel, with respect to the laws of its jurisdiction of organization and such other matters as are reasonably requested by counsel to the Administrative Agent and addressed to the Administrative Agent and the Lenders; and
(d)     Any promissory notes requested by any Lender, and any other instruments and documents reasonably requested by the Administrative Agent.

ARTICLE V

Affirmative Covenants

The Company covenants to and agrees with the Administrative Agent, the Issuing Banks and each of the Lenders that, until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated, in each case, without any pending draw, and all LC Disbursements shall have been reimbursed, unless the Required Lenders otherwise consent in writing, the Company shall and shall cause each of its Subsidiaries to:

EXHIBIT 10.1

SECTION 5.01. Financial Statements. Deliver to the Administrative Agent and each of the Lenders and the Issuing Banks (a) within (i) sixty (60) days after the close of each of the first three quarters of each fiscal year of the Company and (ii) within one hundred twenty (120) days after the close of each fiscal year of the Company, the consolidated balance sheets of the Company and its Subsidiaries as of the close of each such period and consolidated statements of income, cash flows and shareholders’ equity for such period, prepared in conformity with GAAP (subject, in the case of financial statements delivered pursuant to Section 5.01(a)(i), to the absence of footnote disclosures and normal year-end audit adjustments), applied on a basis consistent with that of the preceding period or containing disclosure of the effect on financial position or results of operations of any change in the application of GAAP during the period, and certified by the president or a principal financial officer of the Company as accurate, true and correct in all material respects; (b) together with each such balance sheet referred to in clause (a)(i) and (ii) above, a Compliance Certificate substantially in the form of Exhibit I attached hereto (which Compliance Certificate shall contain written calculations by the Company in reasonable detail concerning compliance or non-compliance, as the case may be, by the Company with the financial covenants referred to herein (it being understood and agreed that the Company shall only be required to include calculations in respect of the financial covenant set forth in Section 6.17(d) to the extent that the Company is required to maintain a certain level of Liquidity pursuant to such Section 6.17(d) at such time)); (c) together with the annual consolidated financial statements required to be delivered pursuant to clause (a)(ii) above for each fiscal year, a report containing an unqualified opinion of, prior to January 1, 2013, KPMG LLP, and from and after January 1, 2013, PricewaterhouseCoopers LLP or a comparable nationally recognized certified public accounting firm, which opinion shall state that such financial statements fairly present the financial condition and results of operations of the Company and its Subsidiaries in accordance with GAAP; (d) promptly upon the written request of the Administrative Agent, such other information about the business, financial, legal or corporate affairs of the Company and its Subsidiaries, and any endorser or guarantor (if any), as the Administrative Agent may, from time to time, reasonably request or in compliance with the terms of the Loan Documents; and (e) promptly after becoming available, copies of all financial statements, reports, notices and proxy statements sent by the Company to stockholders, and of all regular and periodic reports filed by the Company with any securities exchange or with the SEC or any governmental agency successor to any or all of the functions of the SEC, and of all press releases issued by the Company.
As to any information contained in materials furnished pursuant to Section 5.02, the Company shall not be separately required to furnish such information under Section 5.01(a)(i) above, but the foregoing shall not be in derogation of the obligation of the Company to furnish the information and materials described in Section 5.01(a)(ii) above at the times specified therein.
SECTION 5.02. Securities Regulation Compliance Reports. Promptly deliver to the Administrative Agent and each of the Lenders and the Issuing Banks a copy of: (a) all filings including financial statements and reports filed therewith and amendments thereto made by the Company with the SEC pursuant to the Securities Act, the Securities Exchange Act, and the rules and regulations promulgated under either of them; (b) all filings, financial statements and reports filed therewith and amendments thereto made by the Company with each securities exchange on which the securities of the Company are listed, if any, pursuant to the rules and regulations of each such exchange; and (c) all written communications, financial statements, reports, notices and proxy statements sent to any class of holders of securities of the Company.

Documents required to be delivered pursuant to Section 5.01 or Section 5.02(a) and (c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at www.kaman.com; or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent. The Administrative Agent shall not have any obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
Each Borrower hereby acknowledges that (a) the Administrative Agent and/or each Joint Lead Arranger will make available to the Lenders and the Issuing Banks materials and/or information provided by or on behalf of such Borrower

EXHIBIT 10.1

hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to any of the Borrowers or their respective Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, the Joint Lead Arrangers, the Issuing Banks and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrowers or their respective securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.12); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Joint Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, no Borrower shall be under any obligation to mark any Borrower Materials “PUBLIC.”
SECTION 5.03. Insurance. (a) Keep its properties insured against fire and other hazards (so‑called “All Risk” coverage) in amounts and with companies satisfactory to the Administrative Agent to the same extent and covering such risks as are customary and reasonably available in the same or a similar business; (b) maintain general liability coverage against claims for bodily injuries or death; and (c) maintain all workers’ compensation, employment or similar insurance as may be required by applicable Law. Alternatively, the Company may self-insure in such amounts and in such manner as may be appropriate in the Company’s industry and in the Company’s reasonable business judgment. The Company, upon the request of the Administrative Agent, agrees to deliver certificates evidencing all of the aforesaid insurance policies to the Administrative Agent, which shall provide for not less than 30 days’ prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance.

SECTION 5.04. Conduct of Business. Do or cause to be done all things necessary to (a) preserve and keep in full force and effect its legal existence under the laws of its jurisdiction of incorporation; (b) obtain, preserve, renew, extend and keep in full force and effect all rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; (c) comply in all material respects with all Requirements of Law; (d) comply with all of its Organization Documents; (e) maintain its qualification to do business in each jurisdiction in which the conduct of business requires such qualification; and (f) maintain and preserve all property material to the conduct of its business and keep such property in good repair, working order and condition from time to time, and make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may properly be conducted at all times, except, in each case, (i) where the failure to do so would not have a Material Adverse Effect, (ii) that the Company may liquidate or dissolve Subsidiaries from time to time as the Company in the proper exercise of its judgment may determine, so long as any such liquidation or dissolution shall not (x) either individually or in the aggregate have a Material Adverse Effect, (y) be of a Borrower or (z) be of a Subsidiary Guarantor, unless such liquidation or dissolution is by merger into, or transfer of assets and/or liabilities to, another Subsidiary Guarantor, and after giving effect thereto there shall be no Default or Event of Default hereunder (including in respect of Section 3.04(b) and Section 5.07) and (iii) that the Company may liquidate or transfer such other assets as it may deem advisable, in the proper exercise of its judgment, so long as such sale or liquidation is in compliance with Section 6.06 and, after giving effect thereto, the Company is in compliance with Section 5.07 and the representation and warranty set forth in Section 3.04(b) shall be true and correct. Each UK Borrower shall cause its registered office and centre of main interests (as that term is used in Article 3(1) of the Regulation) to be situated solely in its jurisdiction of incorporation and shall have an Establishment situated solely in its jurisdiction of incorporation.

SECTION 5.05. Records and Accounts. Maintain true records and books of account, complete and correct in all material respects and in accordance with GAAP, and maintain adequate accounts and reserves for all

EXHIBIT 10.1

Taxes and UK Tax (including income Taxes and UK Tax), all depreciation, depletion, obsolescence and amortization of its properties, all other contingencies, and all other proper reserves.

SECTION 5.06. Inspection. Permit any officer or employee designated by the Administrative Agent or any Lender or any Issuing Bank to visit and inspect any of its properties and to examine its books and discuss the affairs, finances and accounts of the Company or any of its Subsidiaries with its officers, all at such reasonable times, upon reasonable notice, in a reasonable manner and as often as the Administrative Agent or any Lender or any Issuing Bank may reasonably request; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice; provided, further, however, that any such visit, inspection or examination, whether during the existence of an Event of Default or otherwise shall be subject to compliance with all applicable security regulations and requirements of any Governmental Authority and the Company’s reasonable policies and practices applicable to safeguarding its trade secrets and proprietary products and practices. The Company agrees with the Administrative Agent and the Lenders and the Issuing Banks that such policies and practices may restrict access by the Administrative Agent and the Lenders and the Issuing Banks to certain areas of certain facilities of the Company or its Subsidiaries, but that such policies and practices shall not restrict in any material respect access by the Administrative Agent and the Lenders and the Issuing Banks to personnel of the Company and its Subsidiaries.

SECTION 5.07. Subsidiary Guaranty. The Company shall cause the Administrative Agent and the Lenders and the Issuing Banks to have at all times the full credit support of the Subsidiary Guarantors pursuant to the Subsidiary Guaranty (Guaranteeing in full the payment of all Obligations).

SECTION 5.08. Further Assurances. Cooperate with the Administrative Agent and each Lender and each Issuing Bank and take such action and execute such further instruments and documents as the Administrative Agent shall reasonably request to effect the purposes of this Agreement and the other Loan Documents.

SECTION 5.09. Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, in each case, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary.

SECTION 5.10. Compliance with Laws. (a) Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (i) such Requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (ii) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect; and (b) maintain in effect and enforce policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

SECTION 5.11. Notices. Promptly deliver notice in writing to the Administrative Agent and each Lender:
(a)     upon any Responsible Officer of a Borrower or a Subsidiary Guarantor, or the chief legal officer of the Company, becoming aware of any Default or Event of Default;
(b)     upon any Responsible Officer of a Borrower or a Subsidiary Guarantor, or the chief legal officer of the Company, becoming aware of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) any breach or non-performance by the Company or any of its Subsidiaries of, or any default by the Company or any of its Subsidiaries under, a material Contractual Obligation of the Company or any of its Subsidiaries; (ii) any material dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material

EXHIBIT 10.1

development in, any material litigation or proceeding affecting the Company or any of its Subsidiaries, including pursuant to any applicable Environmental Laws;
(c)     of the occurrence of any ERISA Event;
(d)     of any material change in accounting policies or financial reporting practices by the Company or any Subsidiary; and
(e)     of the occurrence of any sale of capital stock or other Equity Interests, in each case, of any Subsidiary.

Each notice pursuant to this Section 5.11 shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company has taken and proposes to take with respect thereto. Each notice pursuant to Section 5.11(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

SECTION 5.12. Use of Proceeds. Use the proceeds of the Loans for working capital, Capital Expenditures and other general corporate purposes (including, without limitation, acquisitions (including Permitted Acquisitions) permitted hereunder) not in contravention of Anti-Corruption Laws or other applicable Law or of any Loan Document.

SECTION 5.13. Covenant to Guarantee Obligations and Give Security.
(a)     If any Subsidiary qualifies independently as, or is designated by the Company or the Administrative Agent as, a Material Domestic Subsidiary pursuant to the definition of “Material Domestic Subsidiary”, the Company shall, at the Company’s expense, within 90 days after such qualification or designation, cause such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so), to (i) duly execute and deliver to the Administrative Agent (A) a joinder to the Subsidiary Guaranty, in the form contemplated thereby, Guaranteeing the other Loan Parties’ obligations under the Loan Documents, and (B) a joinder to the Security Agreement and supplements to the other Collateral Documents, as applicable, in the forms contemplated thereby or otherwise in form and substance reasonably satisfactory to the Administrative Agent (including delivery of all Pledged Stock Collateral and Pledged Debt in and of such Subsidiary), securing payment of all the Secured Obligations and constituting Liens on all such properties, (ii) take whatever action (including the filing of UCC financing statements and the giving of notices) may be necessary or advisable in the reasonable opinion of the Administrative Agent to cause all of such Subsidiary’s owned property (whether personal, tangible, intangible, or mixed) to be subject at all times to first priority, perfected Liens in favor of the Administrative Agent for the benefit of the Secured Parties to secure the Secured Obligations in accordance with the terms and conditions of the Collateral Documents delivered pursuant to this Section 5.13, enforceable against all third parties in accordance with their terms but subject in any case to Liens permitted by Section 6.01 and (iii) deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, appropriate corporate resolutions, other corporate documentation and a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties, in each case in form and substance reasonably acceptable to the Administrative Agent.
(b)     The Company will cause, and will cause each other Loan Party that qualifies independently as, or is designated by the Company or the Administrative Agent as, a Material Domestic Subsidiary pursuant to the definition of “Material Domestic Subsidiary” to cause, all of its owned property (whether personal, tangible, intangible, or mixed) to be subject at all times to first priority, perfected Liens in favor of the Administrative Agent for the benefit of the Secured Parties to secure the Secured Obligations in accordance with the terms and conditions of the Collateral Documents, subject in any case to Liens permitted by Section 6.01. Without limiting the generality of the foregoing, the Company will (i) cause 100% of the Equity Interests of each Material Domestic Subsidiary directly owned by the Company or any other Loan Party to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent to secure the Secured Obligations in accordance with the terms and conditions of the Collateral Documents or such other pledge and security documents as the Administrative Agent shall reasonably request and (ii) (x) cause 66% of the Equity Interests of each Material Foreign Subsidiary that is a First Tier Foreign Subsidiary to be pledged pursuant to a pledge agreement governed under the local law applicable to such Foreign Subsidiary, which pledge agreement shall be in form and substance reasonably satisfactory to the Administrative Agent, (y) take whatever action (including the giving of notices) may be necessary or advisable in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting

EXHIBIT 10.1

Liens on the properties purported to be subject to the pledge agreement delivered pursuant to this Section 5.13, enforceable against all third parties in accordance with their terms, and (z) deliver to the Administrative Agent, upon the request of the Administrative Agent in its reasonable discretion, a signed copy of an opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Administrative Agent as to the matters contained in clauses (x) and (y) above, and as to such other matters as the Administrative Agent may reasonably request. Notwithstanding the foregoing, no such pledge agreement in respect of the Equity Interests of a Foreign Subsidiary (including, without limitation, the Share Mortgage) shall be required hereunder to the extent the Administrative Agent determines that such pledge would not provide material credit support for the benefit of the Secured Parties pursuant to legally valid, binding and enforceable pledge agreements.
(c)     At any time upon request of the Administrative Agent, promptly execute and deliver any and all further instruments and documents and take all such other action (including the filing and recording of financing statements and other documents and such other actions or deliveries of the type required by the Amendment and Restatement Agreement, as applicable), which may be required by law or which the Administrative Agent may reasonably deem necessary or desirable in obtaining the full benefits of, or (as applicable) in perfecting and preserving the Liens of, such guaranties, joinders and supplements to the Collateral Documents.
(d)     If any assets (other than any real property or improvements thereto or any interest therein) are acquired by the Company or any Loan Party that is a Domestic Subsidiary after the Original Effective Date (other than assets constituting Collateral under the Security Agreement that become subject to the Lien under the Security Agreement upon acquisition thereof), the Company will notify the Administrative Agent thereof, and, if requested by the Administrative Agent, the Company will cause such assets to be subjected to a Lien securing the Secured Obligations and will take, and cause the other Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (c) of this Section, all at the expense of the Company.

SECTION 5.14. Compliance with Environmental Laws. Comply, and use commercially reasonable efforts to obtain the agreement of all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with, but solely to the extent required by, the requirements of all Environmental Laws; provided, however, that neither the Company nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

SECTION 5.15. Approvals and Authorizations. Maintain all authorizations, consents, approvals and licenses from, exemptions of, and filings and registrations with, each Governmental Authority of the jurisdiction in which each Loan Party that is a Foreign Subsidiary is organized and existing, in each case, to the extent the failure to do so would result in a Material Adverse Effect, and all approvals and consents of each other Person in such jurisdiction, in each case that are required pursuant to the terms of the Loan Documents.
SECTION 5.16. Permitted Supplier Financing Arrangements. (a) Promptly provide the Administrative Agent with executed copies of all documentation regarding Permitted Supplier Financing Arrangements and (b) include on each Compliance Certificate delivered pursuant to Section 5.01(b) the aggregate amount of any accounts receivable that have been sold pursuant to Permitted Supplier Financing Arrangements during the applicable fiscal quarter and the applicable fiscal year (or portion thereof) and the applicable discount rate with respect to such sales.

ARTICLE VI

Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated, in each case,

EXHIBIT 10.1

without any pending draw, and all LC Disbursements shall have been reimbursed, the Company covenants and agrees with the Lenders that the Company shall not, nor shall it permit any Subsidiary to, directly or indirectly:
SECTION 6.01. Liens. Incur or permit to exist any Lien against any of its property or assets, whether now owned or hereafter acquired, except:
(a)     any judgment Lien for the payment of money not constituting an Event of Default under Section 7.01(k);
(b)     easements, rights-of-way, zoning and similar restrictions, encumbrances or title defects (but specifically excluding mortgages and any other Liens securing Indebtedness) which, in the aggregate, do not materially detract from the value of the properties of, and do not materially and adversely interfere with the ordinary conduct of the business of the applicable Person;
(c)     Liens incurred in the ordinary course of business which are not material (individually or in the aggregate) to the Company and its Subsidiaries when taken as a whole and do not secure Indebtedness for borrowed money (other than Liens securing reimbursement obligations under banker’s acceptances or commercial letters of credit; provided that such Liens are permitted so long as they only cover the inventory which is the subject of such banker’s acceptances or commercial letters of credit);
(d)     Liens on assets which secure previously existing Indebtedness of corporations or business entities acquired by the Company or a Subsidiary, whether by purchase of assets and assumption of liabilities or by purchase of Equity Interests, merger or consolidation, so long as (i) such acquisition is a Permitted Acquisition, (ii) such Liens were not incurred in contemplation of such acquisition and as a result of such acquisition, and do not extend to any of the Company’s or any Subsidiary’s assets owned before such acquisition and (iii) the Indebtedness secured by such Liens is permitted pursuant to Section 6.02; provided, that the aggregate amount of Current Assets subject to such Liens does not, when aggregated with the aggregate amount of Current Assets subject to Liens permitted by Section 6.01(g), exceed $35,000,000 at any time;
(e)     Liens existing on the Amendment and Restatement Effective Date and listed on Schedule 3.12(b) and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased, (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 6.02;
(f)     carriers’, landlords’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;
(g)     any other Liens; provided that the aggregate amount of Indebtedness secured by such Liens shall not exceed 5.0% of Consolidated Total Assets at such time (calculated as of the end of the immediately preceding fiscal quarter of the Company for which the Company’s financial statements were most recently delivered pursuant to Section 5.01(a)(i) or Section 5.01(a)(ii) or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a)(i) or Section 5.01(a)(ii), the most recent financial statements referred to in Section 3.06); and provided, further, that (i) the Indebtedness secured by such Liens shall be permitted pursuant to Section 6.02 and (ii) the aggregate amount of Current Assets subject to such Liens does not, when aggregated with the aggregate amount of Current Assets subject to Liens permitted by Section 6.01(d), exceed $35,000,000 at any time;
(h)     Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(i)     Liens on accounts receivable sold pursuant to Permitted Supplier Financing Arrangements;
(j)     Liens solely on escrowed amounts granted in favor of escrow agents pursuant to customary terms of escrow agreements in connection with acquisitions permitted hereunder (including Permitted Acquisitions);
(k)     Liens pursuant to any Loan Document (including, without limitation, Liens in respect of Banking Services Agreements and Swap Agreements); and
(l)     Liens on fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary; provided that (i) such security interests secure purchase money Indebtedness permitted under Section 6.02, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within ninety (90) days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does

EXHIBIT 10.1

not exceed the cost of acquiring, constructing or improving such fixed or capital assets, (iv) such security interests shall not apply to any other property or assets of the Company or any Subsidiary and (v) the aggregate amount of Indebtedness secured by such Liens shall not exceed 7.5% of Consolidated Total Assets at such time (calculated as of the end of the immediately preceding fiscal quarter of the Company for which the Company’s financial statements were most recently delivered pursuant to Section 5.01(a)(i) or Section 5.01(a)(ii) or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a)(i) or Section 5.01(a)(ii), the most recent financial statements referred to in Section 3.06).

No Indebtedness or Liens which might be permitted in connection with the transactions described in clauses (d), (g) and (l) above shall be permitted if, after giving effect to the incurrence of such Indebtedness or Liens, a violation of the financial covenants contained in Section 6.17 would exist on a pro forma basis.
SECTION 6.02. Limitation on Indebtedness. Create, incur or permit to exist or remain outstanding any Indebtedness except:
(a)     Indebtedness under and in respect of the Loan Documents; ~~or~~
(b)     Indebtedness, the incurrence of which would not cause the Company to be in violation of the financial covenants set forth in Section 6.17 on a pro forma basis after giving effect thereto (including on a Pro Forma Basis with respect to any Permitted Acquisition); provided that (i) to the extent any such Indebtedness is secured, the Liens in respect of such Indebtedness are permitted pursuant to Section 6.01, and (ii) in the case of Indebtedness of Subsidiaries which are not Subsidiary Guarantors, such Indebtedness (excluding intercompany loans) shall not exceed the greater of (x) 5.0% of Consolidated Total Assets at such time (calculated as of the end of the immediately preceding fiscal quarter of the Company for which the Company’s financial statements were most recently delivered pursuant to Section 5.01(a)(i) or Section 5.01(a)(ii) or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a)(i) or Section 5.01(a)(ii), the most recent financial statements referred to in Section 3.06) or (y) individually or in the aggregate, $75,000,000 at any time;
(c)     Indebtedness constituting Investments permitted by Section 6.10; or
(d)     Contingent liabilities permitted by Section 6.03.

SECTION 6.03. Contingent Liabilities. Assume, guarantee, endorse or otherwise become liable upon the obligations of any Person or enter into any other agreement having substantially the same effect as a Guarantee, except for:
(e)     the endorsement of negotiable instruments for deposit or collection or other transactions in the ordinary course of business which are not material to the Company and its Subsidiaries when taken as a whole;
(f)     obligations incurred by the Company or a Subsidiary to a third party which do not constitute Indebtedness, including for the avoidance of doubt Guarantees for (i) trade obligations incurred by the Company’s Affiliates in the ordinary course of business and (ii) Indebtedness or trade obligations of other Persons in which the Company or its Affiliates have made an Investment not otherwise prohibited under Section 6.10; or
(g)     obligations of the Company or a Subsidiary constituting Indebtedness permitted by Section 6.02 or constituting Investments permitted by Section 6.10.
provided, that (i) each Subsidiary may guarantee the Obligations of the Company and each other Loan Party hereunder and under each other Loan Document pursuant to the Subsidiary Guaranty and (ii) subject to Section 6.02, the Company may guarantee Indebtedness of its Subsidiaries and any Subsidiary may guarantee Indebtedness of any Borrower or another Subsidiary, so long as the aggregate amount of all Indebtedness so guaranteed, when totaled with all Consolidated Total Indebtedness, without duplication shall not result in an Event of Default hereunder; and provided, further, that the foregoing shall not prohibit contractual indemnities, not having substantially the same effect as a Guarantee, given in the ordinary course of business. Neither such contractual indemnities nor contingent liabilities under clause (b) of this Section 6.03 shall be included for purposes of calculating any financial covenant under this Agreement.
SECTION 6.04. Consolidation or Merger. Enter into or undertake any plan or agreement or transaction to merge into or consolidate with or into any Person, unless immediately after the consummation of such merger or consolidation, (a)(i) in the case of the Company, except as set forth in clause (ii) below, the Company is the surviving entity, (ii) in the case of the Company, if the Company elects to reincorporate by merger into a wholly-owned Subsidiary

EXHIBIT 10.1

Guarantor, such Subsidiary is the surviving entity, and, in the case of such a reincorporation by merger, (A) such wholly-owned Subsidiary expressly assumes, in a written instrument executed and delivered to the Administrative Agent, and in form and substance reasonably satisfactory to the Administrative Agent, all the Obligations of the Company or such other Loan Party, as the case may be, under each of the Loan Documents and (B) the Administrative Agent, the Lenders and the Issuing Banks have received a written opinion of outside legal counsel to the Company stating that, pursuant to such merger and instrument of assumption, such wholly-owned Subsidiary has assumed all the Obligations of the Company or such other Loan Party under each of the Loan Documents, (iii) in the case of a merger or consolidation between a Subsidiary and an unaffiliated Person, the Subsidiary is the surviving entity, (iv) in the case of a merger of a Subsidiary Guarantor and a Subsidiary that is not a Subsidiary Guarantor, such Subsidiary Guarantor is the surviving entity, (v) in the case of a merger between Foreign Subsidiaries that are not Loan Parties, either Foreign Subsidiary may be the surviving entity, (vi) in the case of a merger of a Subsidiary Guarantor and another Subsidiary Guarantor, either Subsidiary Guarantor is the surviving entity, (vii) in the case of a merger between Foreign Subsidiaries that are Loan Parties, either Foreign Subsidiary may be the surviving entity, (viii) in the case of a merger between Domestic Subsidiaries that are not Loan Parties, either Domestic Subsidiary may be the surviving entity, and (ix) in the case of a merger between a Domestic Subsidiary that is not a Loan Party and a Foreign Subsidiary that is not a Loan Party, the Domestic Subsidiary is the surviving entity (b) the Company’s management remains in control of the merged entity, (c) no Default or Event of Default hereunder shall exist or would be reasonably likely to occur as a result of such transaction and (d) the requirements of Section 6.11 are satisfied. For the purposes of this Section 6.04, the acquisition by the Company or any Subsidiary of the Company of all or substantially all of the Equity Interests or all or substantially all of the assets of any Person shall be deemed to be a consolidation of such Person with the Company or such Subsidiary, as the case may be.

SECTION 6.05. Limitation on Certain Other Fundamental Changes; Amendment to Organization Documents.
(a)     In the case of the Company, liquidate, wind-up or dissolve itself (or suffer any liquidation, winding up or dissolution to occur), or make any liquidating distribution.
(b)     Amend its Organization Documents in a manner adverse to the Lenders and in a manner inconsistent with the obligations of the Loan Parties under the Loan Documents.

SECTION 6.06. Sale of Assets. Sell, license, lease, transfer or otherwise dispose of any assets, except for:
(a)     sales of inventory in the ordinary course of business;
(b)     licenses or leases in the ordinary course of business;
(c)     dispositions permitted pursuant to Section 6.04;
(d)     conversions of intercompany indebtedness held by the Company or any of its Subsidiaries into equity Investments in any Subsidiary permitted pursuant to Section 6.16;
(e)     sales of accounts receivable pursuant to any Permitted Supplier Financing Arrangement; and
(f)     other sales of assets; provided that (i) in no event shall the aggregate net book value of the assets permitted to be sold, licensed, leased, transferred or otherwise disposed pursuant to this clause (f) exceed (x) 10% of Consolidated Total Assets (calculated as of the end of the immediately preceding fiscal quarter of the Company for which the Company’s financial statements were most recently delivered pursuant to Section 5.01(a)(i) or Section 5.01(a)(ii) or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a)(i) or Section 5.01(a)(ii), the most recent financial statements referred to in Section 3.06) during any calendar year and (y) $200,000,000 during the term of this Agreement and (ii) in connection with a sale (a “Reinvestment Sale”) in any calendar year, if the Company or such Subsidiary re-invests the proceeds of such Reinvestment Sale in other useful assets of the Company or such Subsidiary within twelve (12) months of the date of such Reinvestment Sale, the net book value of the assets sold pursuant to such Reinvestment Sale shall not be included in the determinations made under clauses (f)(i)(x) and (f)(i)(y) above.

SECTION 6.07. Affiliate Transactions. Enter into any transaction with an Affiliate, except (a) upon fair, reasonable and arm’s-length terms, or (b) transactions between (i) the Company and a Subsidiary Guarantor, (ii) a Subsidiary Guarantor and another Subsidiary Guarantor, (iii) a Foreign Subsidiary that is not a Loan Party and another

EXHIBIT 10.1

Foreign Subsidiary that is not a Loan Party, or (iv) subject to Section 5.13, intercompany Investments permitted pursuant to Section 6.10.

SECTION 6.08. Certain Restrictive Agreements. Enter into or permit to exist any indenture, agreement, instrument or other arrangement (other than any Loan Document), in connection with the incurrence of Indebtedness which, directly or indirectly, prohibits or limits, or has the effect of prohibiting or limiting, (a) the incurrence of Indebtedness to the Lenders pursuant to any Loan Document, or the payment of such Indebtedness or other Obligations to the Secured Parties or the Issuing Banks, (b) the payment of dividends by any Subsidiary or the making by any Subsidiary of any advances or other payments or distributions to the parent of such Subsidiary, (c) any Subsidiary Guaranty or the Guarantee contemplated under Article X, or (d) the ability of any Loan Party or any Domestic Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person.

SECTION 6.09. Compliance With Environmental Laws. Except in compliance with all applicable Environmental Laws (and except to the extent that noncompliance would not have a Material Adverse Effect), (a) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Materials, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Materials, or (c) generate any Hazardous Materials on any of the Real Estate.

SECTION 6.10. Limitation on Investments. Make any Investments, except:
(a)     (i) Investments in existence on the Amendment and Restatement Effective Date and described on Schedule 3.12(c) hereto and (ii) Investments held by the Company or such Subsidiary in the form of Cash Equivalents;
(b)         advances to officers, directors and employees of the Company and Subsidiaries in an aggregate amount not to exceed $5,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;
(c)     Investments of the Company or any Subsidiary in or to (i) any Loan Party and (ii) subject to Section 6.13, any Subsidiary that is not a Loan Party;
(d)     Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;
(e)     Guarantees permitted by Section 6.02;
(f)     acquisitions (including, without limitation, Permitted Acquisitions) permitted by Section 6.11; and
(g)     other Investments not to exceed $50,000,000 (calculated, with respect to any Investment, as of the date on which such Investment is first made) in the aggregate during the term of this Agreement.

SECTION 6.11. Limitations on Acquisitions. Enter into any stock or asset acquisition other than for: (a) the acquisition of assets in the ordinary course of such Person’s business; and (b) Acquisitions; provided that, with respect to this clause (b), (i) no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) the assets or business subject to such Acquisition is in substantially the same or similar type of business as the Company, (iii) the board of directors (in the case of an asset acquisition) and the shareholders (in the case of a stock acquisition) or both (if required by Law) of any Person to be acquired has approved the terms of such Acquisition, (iv) the Company has delivered to the Administrative Agent a notice of its intention to consummate such Acquisition at least five Business Days prior to the date on which such Acquisition is to be consummated, (v) any newly created or acquired Subsidiary shall comply with the requirements of Section 5.13 within the time period set forth therein, and (vi) on a Pro Forma Basis no Default or Event of Default would occur over the twelve (12) month period following the effective date of such Acquisition as a result of such Acquisition; provided, further, that to the extent the Company or any of its Subsidiaries agrees to, or consummates, any Acquisition having a purchase price in excess of $125,000,000, the Company shall deliver to the Administrative Agent on or before the date of such Acquisition financial statements prepared on a Pro Forma Basis demonstrating such compliance on a Pro Forma Basis.

SECTION 6.12. Fiscal Year; Accounting Changes. Permit the fiscal year of the Company to end on a day other than December 31.

EXHIBIT 10.1

SECTION 6.13. Limitations on Transfers to Foreign Subsidiaries. Notwithstanding any provision herein to the contrary, in no event shall Investments (other than Investments in existence on the Amendment and Restatement Effective Date and described on Schedule 3.12(c) hereto) of the Company and Domestic Subsidiaries in Foreign Subsidiaries that are not Loan Parties (including intercompany loans) exceed 15% of Consolidated Total Assets (calculated as of the end of the immediately preceding fiscal quarter of the Company for which the Company’s financial statements were most recently delivered pursuant to Section 5.01(a)(i) or Section 5.01(a)(ii) or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a)(i) or Section 5.01(a)(ii), the most recent financial statements referred to in Section 3.06) at such time in the aggregate at any one time outstanding.

SECTION 6.14. Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrowers and their Subsidiaries on the Original Effective Date or any business substantially related or incidental thereto.

SECTION 6.15. Use of Proceeds. (a) Use the proceeds of any Loan in any manner which would result in a violation of the representation contained in Section 3.14 or (b) request any Borrowing or Letter of Credit, and no Borrower shall use, and the Company shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

SECTION 6.16. Prepayments, Etc. of Subordinated Indebtedness. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Subordinated Indebtedness, except (a) subject to Section 6.13, repayments of intercompany Indebtedness permitted hereunder or conversions of intercompany Indebtedness held by the Company or any of its Subsidiaries into equity Investments in any Subsidiary, (b) repayments or redemptions of Subordinated Indebtedness in an aggregate amount not to exceed $5,000,000 in any calendar year and (c) repayments of Specified Convertible Notes.
SECTION 6.17. Financial Covenants.
(a)     Consolidated Senior Secured Leverage Ratio. Permit the Consolidated Senior Secured Leverage Ratio as of the end of any Measurement Period to be greater than 3.50 to 1.00; provided, that (x) the Company may elect to increase the maximum Consolidated Senior Secured Leverage Ratio permitted under this Section 6.17(a) to 3.75 to 1.00 for any period of four consecutive fiscal quarters in connection with a Permitted Acquisition occurring during the first of such four fiscal quarters if the aggregate consideration paid or to be paid in respect of such Permitted Acquisition exceeds $125,000,000 (each such period, a “Senior Secured Leverage Ratio Adjusted Covenant Period”) and (y) notwithstanding the foregoing clause (x), absent the consent of the Required Lenders, the Company may not elect a Senior Secured Leverage Ratio Adjusted Covenant Period for at least one fiscal quarter following the end of a Senior Secured Leverage Ratio Adjusted Covenant Period before a new Senior Secured Leverage Ratio Adjusted Covenant Period is available again pursuant to the foregoing clause (x) for a new period of four consecutive fiscal quarters; provided, further, that (i) the Company shall provide notice in writing to the Administrative Agent of such increase and a transaction description of such Permitted Acquisition (regarding the name of the Person or assets being acquired and the approximate purchase price, subject in each case to applicable confidentiality restrictions) and (ii) at the end of such period of four consecutive fiscal quarters, the maximum Consolidated Senior Secured Leverage Ratio permitted shall revert to 3.50 to 1.00.

(b)     Consolidated Total Leverage Ratio. Permit the Consolidated Total Leverage Ratio as of the end of any Measurement Period to be greater than 4.00 to 1.00; provided, that (x) the Company may elect to increase the maximum Consolidated Total Leverage Ratio permitted under this Section 6.17(b) to 4.25 to 1.00 for any period of four consecutive fiscal quarters in connection with a Permitted Acquisition occurring during the first of such four fiscal quarters if the aggregate consideration paid or to be paid in respect of such Permitted Acquisition exceeds $125,000,000 (each such period, a “Total Leverage Ratio Adjusted Covenant Period”) and (y) notwithstanding the

EXHIBIT 10.1

foregoing clause (x), absent the consent of the Required Lenders, the Company may not elect a Total Leverage Ratio Adjusted Covenant Period for at least one fiscal quarter following the end of a Total Leverage Ratio Adjusted Covenant Period before a new Total Leverage Ratio Adjusted Covenant Period is available again pursuant to the foregoing clause (x) for a new period of four consecutive fiscal quarters; provided, further, that (i) the Company shall provide notice in writing to the Administrative Agent of such increase and a transaction description of such Permitted Acquisition (regarding the name of the Person or assets being acquired and the approximate purchase price, subject in each case to applicable confidentiality restrictions) and (ii) at the end of such period of four consecutive fiscal quarters, the maximum Consolidated Total Leverage Ratio permitted shall revert to 4.00 to 1.00.
(c)     Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the end of any Measurement Period to be less than 4.00 to 1.00.
(d)     Minimum Liquidity. Permit Liquidity: (i) as of the last day of the fiscal quarter of the Company ending two full fiscal quarters prior to the stated maturity of the Specified Convertible Notes, to be less than an amount equal to 50% of the outstanding principal amount of the Specified Convertible Notes and (ii) as of the last day of each fiscal quarter of the Company ending thereafter, to be less than an amount equal to the outstanding principal amount of the Specified Convertible Notes as of such day.

SECTION 6.18. [Intentionally Omitted].

SECTION 6.19. Limitations on Swap Agreements. Create any obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under any Swap Agreement, provided, that the Company or any Subsidiary may enter into Swap Agreements if (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Agreement does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party.

ARTICLE VII

Events of Default

SECTION 7.01. Events of Default. The occurrence of any one or more of the following events or conditions shall constitute an “Event of Default”:
(a)     Non-Payment of Principal. The principal amount due upon any Loan or LC Disbursement is not paid when due, whether at maturity, by acceleration or otherwise, or any Borrower shall fail to deposit any funds as cash collateral in respect of LC Disbursements as required hereunder; or
(b)     Non-Payment of Interest, Fees, Etc. Any interest on any Loan or on any LC Disbursement, or any fee, or other amount payable or due hereunder or under any other Loan Document, is not paid within five (5) Business Days of the due date thereof; or
(c)     Specific Covenants. Any Loan Party fails to perform or observe any covenant, term or agreement contained in clause (a) of Section 5.04, Section 5.07, Section 5.13 or Article VI of this Agreement; or
(d)     Other Defaults. Any Loan Party fails to perform or observe any covenant, term or agreement contained in this Agreement (other than those referred to in clauses (a) - (c) above) or in any Loan Document on its part to be performed or observed and such failure continues unremedied for a period of thirty (30) days after any Responsible Officer or chief legal officer of the Company becomes aware or is notified by the Administrative Agent of such default, whichever first occurs; or
(e)     Representations and Warranties. Any representation made by the Company or any other Loan Party in this Agreement or in any other Loan Document shall be false or incorrect in any material respect on the date as of which made or deemed to have been made or repeated; or
(f)     Cross-Default. Any obligation of the Company or any Subsidiary for the payment of Indebtedness in excess of the Threshold Amount, individually or in the aggregate, (i) becomes or is declared to be due and payable prior to the stated maturity thereof as a result of a default by the Company or any Subsidiary, (ii) is not paid when due or within any grace period for the payment thereof, or (iii) is evidenced or secured by an agreement

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pursuant to which there shall occur any default in the performance or observance of any other term, condition or agreement if the effect of such default is to cause or permit the holder or holders of such obligation to cause such obligation to become due prior to its stated maturity; or
(g)     Insolvency Proceedings, Etc. (i) Any Borrower or any Material Subsidiary makes an assignment for the benefit of creditors; admits in writing its inability to pay its debts as they become due; files a voluntary petition in bankruptcy; is adjudicated bankrupt or insolvent; files or consents to the filing of any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, dissolution, liquidation or similar relief under any Debtor Relief Law; petitions or applies to any tribunal for any receiver, liquidator, fiscal agent or any other similar agent or any trustee; or there is commenced against any Borrower or any such Subsidiary any such proceeding without the consent of such Borrower or such Subsidiary which is not dismissed within sixty (60) days after the commencement thereof or (ii) a UK Insolvency Event shall occur in respect of any UK Relevant Entity; or
(h)    Change of Control. Any Change of Control occurs; or
(i)     ERISA; Foreign Plans. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrowers under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount that could reasonably be expected to have a Material Adverse Effect, (ii) the Borrowers or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount that could reasonably be expected to have a Material Adverse Effect or (iii) any of Borrowers or the Subsidiaries shall have been notified that any of them has, in relation to a Foreign Plan, incurred a debt or other liability under section 75 or 75A of the Pensions Act 1995, or has been issued with a contribution notice or financial support direction (as those terms are defined in the Pensions Act 2004), or otherwise is liable to pay any other amount in respect of Foreign Plans, in each case, that could reasonably be expected to have a Material Adverse Effect; or
(j)     Invalidity of Loan Documents. This Agreement or any other Loan Document shall (except in accordance with its terms or except as expressly permitted herein or therein), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Loan Party party thereto; or the Company or any other Loan Party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or
(k)     Judgments. One or more judgments for the payment of money in an aggregate amount in excess of the Threshold Amount shall be rendered against the Company, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of forty-five (45) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment; or
(l)     Collateral Documents. Any Collateral Document after delivery thereof pursuant to the Amendment and Restatement Agreement or Section 5.13(b) shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien (subject to Liens permitted by Section 6.01) in all or a material portion of the Collateral purported to be covered thereby.

SECTION 7.02. Remedies Upon Event of Default. If any Event of Default occurs and is continuing, then, and in every such event (other than an event with respect to any Borrower described in Section 7.01(g)), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Secured Obligations of the Borrowers accrued hereunder and under the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to any Borrower described in Section 7.01(g), the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Secured Obligations accrued hereunder and under the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may,

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and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.

ARTICLE VIII

The Administrative Agent
Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.
The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.
The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Company or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

EXHIBIT 10.1

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Company. Upon any such resignation, the Required Lenders shall have the right (with the consent of the Company, such consent not to be unreasonably withheld or delayed, provided that no consent of the Company shall be required if an Event of Default has occurred and is continuing) to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by any Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between such Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.
Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and informa-tion (which may contain material, non-public information within the meaning of the United States securities laws concerning the Company and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a lender or assign or otherwise transfer its rights, interests and obligations hereunder.
None of the Lenders, if any, identified in this Agreement as a Co-Syndication Agent or Co-Documentation Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to the relevant Lenders in their respective capacities as Co-Syndication Agents or Co-Documentation Agents, as applicable, as it makes with respect to the Administrative Agent in the preceding paragraph.
The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender. The Administrative Agent shall have the exclusive right on behalf of the Lenders to enforce the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.
In its capacity, the Administrative Agent is a “representative” of the Secured Parties within the meaning of the term “secured party” as defined in the New York Uniform Commercial Code. Each Lender authorizes the Administrative Agent to enter into each of the Collateral Documents to which it is a party and to take all action contemplated by such documents. Each Lender agrees that no Secured Party (other than the Administrative Agent) shall have the right individually to seek to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised solely by the Administrative Agent for the benefit of the Secured Parties upon the terms of the Collateral Documents. In the event that any Collateral is hereafter pledged by any Person as collateral security for the Secured Obligations, the Administrative Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Secured Parties any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Administrative Agent on behalf of the Secured Parties. The Lenders hereby authorize the Administrative Agent, at its option and in its discretion, to

EXHIBIT 10.1

(a) release any Lien granted to or held by the Administrative Agent upon any Collateral (i) as described in Section 9.02(d); (ii) as permitted by, but only in accordance with, the terms of the applicable Loan Document; or (iii) if approved, authorized or ratified in writing by the Required Lenders, unless such release is required to be approved by all of the Lenders hereunder and (b) subordinate (and, in the case of Liens permitted by Section 6.01(i), release) any Lien on any property granted to, or held by, the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.01(c) or (i), it being understood that any Liens granted to the Administrative Agent pursuant to the Collateral Documents with respect to accounts receivable sold pursuant to a Permitted Supplier Financing Arrangement shall, upon the sale of such receivables pursuant to such Permitted Supplier Financing Arrangement, be deemed to be automatically released to the extent required to give effect to such transaction (it being further understood that any such Lien on an account receivable sold pursuant to a transaction that is not a Permitted Supplier Financing Arrangement shall not be deemed to be automatically released upon its sale), and the Administrative Agent, upon the Company’s written request, shall coordinate efforts with the Company to take all actions necessary to evidence the release of such Liens in a manner customary for the relevant jurisdiction and otherwise satisfactory to the Administrative Agent. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant hereto. Upon any sale or transfer of assets constituting Collateral which is permitted pursuant to the terms of any Loan Document, or consented to in writing by the Required Lenders or all of the Lenders, as applicable, and upon at least five (5) Business Days’ prior written request by the Company to the Administrative Agent, the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Administrative Agent for the benefit of the Secured Parties herein or pursuant hereto upon the Collateral that was sold or transferred; provided, however, that (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent’s opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Secured Obligations or any Liens upon (or obligations of the Company or any Subsidiary in respect of) all interests retained by the Company or any Subsidiary, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral.
Each Borrower, on its behalf and on behalf of its Subsidiaries, and each Lender, on its behalf and on the behalf of its affiliated Secured Parties, hereby irrevocably constitute the Administrative Agent as the holder of an irrevocable power of attorney (fondé de pouvoir within the meaning of Article 2692 of the Civil Code of Québec) in order to hold hypothecs and security granted by each Borrower or any Subsidiary on property pursuant to the laws of the Province of Québec to secure obligations of any Borrower or any Subsidiary under any bond, debenture or similar title of indebtedness issued by any Borrower or any Subsidiary in connection with this Agreement, and agree that the Administrative Agent may act as the bondholder and mandatary with respect to any bond, debenture or similar title of indebtedness that may be issued by any Borrower or any Subsidiary and pledged in favor of the Secured Parties in connection with this Agreement. Notwithstanding the provisions of Section 32 of the An Act respecting the special powers of legal persons (Québec), JPMorgan Chase Bank, N.A. as Administrative Agent may acquire and be the holder of any bond issued by any Borrower or any Subsidiary in connection with this Agreement (i.e., the fondé de pouvoir may acquire and hold the first bond issued under any deed of hypothec by any Borrower or any Subsidiary).
The Administrative Agent is hereby authorized to execute and deliver any documents necessary or appropriate to create and perfect the rights of pledge for the benefit of the Secured Parties including a right of pledge with respect to the entitlements to profits, the balance left after winding up and the voting rights of the Company as ultimate parent of any Subsidiary of the Company which is organized under the laws of the Netherlands and the Equity Interests of which are pledged in connection herewith (a “Dutch Pledge”). Without prejudice to the provisions of this Agreement and the other Loan Documents, the parties hereto acknowledge and agree with the creation of parallel debt obligations of the Company or any relevant Subsidiary as will be described in any Dutch Pledge (the “Parallel Debt”), including that any payment received by the Administrative Agent in respect of the Parallel Debt will - conditionally upon such payment not subsequently being avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency, preference, liquidation or similar laws of general application - be deemed a satisfaction of a pro rata portion of the corresponding amounts of the Secured Obligations, and any payment to the Secured Parties in satisfaction of the Secured Obligations shall - conditionally upon such payment not subsequently being avoided or

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reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency, preference, liquidation or similar laws of general application - be deemed as satisfaction of the corresponding amount of the Parallel Debt. The parties hereto acknowledge and agree that, for purposes of a Dutch Pledge, any resignation by the Administrative Agent is not effective until its rights under the Parallel Debt are assigned to the successor Administrative Agent.
The parties hereto acknowledge and agree for the purposes of taking and ensuring the continuing validity of German law governed pledges (Pfandrechte) with the creation of parallel debt obligations of the Company and its Subsidiaries as will be further described in a separate German law governed parallel debt undertaking. The Administrative Agent shall (i) hold such parallel debt undertaking as fiduciary agent (Treuhaender) and (ii) administer and hold as fiduciary agent (Treuhaender) any pledge created under a German law governed Collateral Document which is created in favor of any Secured Party or transferred to any Secured Party due to its accessory nature (Akzessorietaet), in each case of (i) and (ii) in its own name and for the account of the Secured Parties. Each Lender, on its own behalf and on behalf of its affiliated Secured Parties, hereby authorizes the Administrative Agent to enter as its agent (Vertreter) in its name and on its behalf into any German law governed Collateral Document, to accept as its agent in its name and on its behalf any pledge under such Collateral Document and to agree to and execute as agent its in its name and on its behalf any amendments, supplements and other alterations to any such Collateral Document and to release any such Collateral Document and any pledge created under any such Collateral Document in accordance with the provisions herein and/or the provisions in any such Collateral Document.
ARTICLE IX

Miscellaneous
SECTION 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
(i)     if to any Borrower, to it c/o Kaman Corporation, 1332 Blue Hills Avenue, Bloomfield, Connecticut 06002, Attention of Vice President & Treasurer (Telecopy No. (860) 502-1253; Telephone No. (860) 243-7838);
(ii)     if to the Administrative Agent, (A) in the case of Borrowings denominated in Dollars, to JPMorgan Chase Bank, N.A., 10 South Dearborn Street, Chicago, Illinois 60603, Attention of Sabana Johnson (Telecopy No. (888) 292-9533) and (B) in the case of Borrowings denominated in Foreign Currencies, to J.P. Morgan Europe Limited, 25 Bank Street, Canary Wharf, London E14 5JP, Attention of The Manager, Loan & Agency Services (Telecopy No. 44 207 777 2360), and in each case with a copy to JPMorgan Chase Bank, N.A., Two Corporate Drive, Suite 730, Shelton, Connecticut 06484, Attention of Peter Killea (Telecopy No. (203) 944-8495);
(iii)     if to JPMorgan Chase Bank, N.A. in its capacity as an Issuing Bank, to it at JPMorgan Chase Bank, N.A., 10 South Dearborn Street, Chicago, Illinois 60603, Attention of Sabana Johnson (Telecopy No. (888) 292-9533);
(iv)     if to Bank of America, N.A. in its capacity as an Issuing Bank or as the Swingline Lender, to it at Bank of America, N.A., One Independence Center, 101 North Tryon Street, Charlotte, North Carolina 28255, Attention of Robert Garvey (Telecopy No. (617) 310-3288); and
(v)     if to any other Lender or Issuing Bank, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.
(b)     Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(c)     Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or

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discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.
(b)     Except as provided in Section 2.20 with respect to an Incremental Term Loan Amendment, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv) change Section 2.18(b) or (d) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (it being understood that, solely with the consent of the parties prescribed by Section 2.20 to be parties to an Incremental Term Loan Amendment, Incremental Term Loans may be included in the determination of Required Lenders on substantially the same basis as the Commitments and the Revolving Loans are included on the Amendment and Restatement Effective Date), (vi) release the Company from its obligations under Article X or release all or substantially all of the Subsidiary Guarantors from their obligations under the Subsidiary Guaranty, in each case, without the written consent of each Lender, or (vii) except as provided in clause (d) of this Section or in any Collateral Document, release all or substantially all of the Collateral, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be (it being understood that any change to Section 2.22 shall require the consent of the Administrative Agent, the Issuing Banks and the Swingline Lender). Notwithstanding the foregoing, no consent with respect to any amendment, waiver or other modification of this Agreement shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (i), (ii) or (iii) of the first proviso of this paragraph and then only in the event such Defaulting Lender shall be directly affected by such amendment, waiver or other modification.
(c)     Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrowers (x) to add one or more credit facilities (in addition to the Incremental Term Loans pursuant to an Incremental Term Loan Amendment) to this Agreement and to permit extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Loans, the initial Term Loans, Incremental Term Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Lenders.
(d)     The Lenders hereby irrevocably authorize the Administrative Agent, at its option and in its sole discretion, to release any Liens granted to the Administrative Agent by the Loan Parties on any Collateral (i) upon the termination of all the Commitments, payment and satisfaction in full in cash of all Secured Obligations (other than Unliquidated Obligations), and the cash collateralization of all Unliquidated Obligations in a manner satisfactory to the Administrative Agent, (ii) constituting property being sold or disposed of if the Company certifies to the Administrative Agent that the sale or disposition is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property

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leased to the Company or any Subsidiary under a lease which has expired or been terminated in a transaction permitted under this Agreement, or (iv) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Section 7.02. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.
(e)     If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Company may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Company and the Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and (ii) each Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by such Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.
(f)     Notwithstanding anything to the contrary herein the Administrative Agent may, with the consent of the Borrowers only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency.

SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Joint Lead Arrangers and their respective Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as Intralinks) of the credit facilities provided for herein, the preparation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Banks in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and any other Loan Document, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)     The Company shall indemnify the Administrative Agent, each Joint Lead Arranger, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any

EXHIBIT 10.1

other theory, whether brought by a third party or by the Company or any of its Subsidiaries, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (i) the gross negligence or willful misconduct of such Indemnitee or (ii) the material breach by such Indemnitee of its express obligations under this Agreement pursuant to a claim initiated by the Company. This Section 9.03(b) shall not apply with respect to Taxes or UK Tax other than any Taxes or UK Tax that represent losses, claims or damages arising from any non-Tax or non-UK Tax claim.
(c)     To the extent that the Company fails to pay any amount required to be paid by it to the Administrative Agent, any Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, and each Revolving Lender severally agrees to pay to such Issuing Bank or the Swingline Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood that the Company’s failure to pay any such amount shall not relieve the Company of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, such Issuing Bank or the Swingline Lender in its capacity as such.
(d)     To the extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by unintended recipients of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), other than damages that are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.
(e)     All amounts due under this Section shall be payable not later than fifteen (15) days after written demand therefor.

SECTION 9.04. Successors and Assigns
(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)     (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
(A)the Company (provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof); provided, further, that no consent of the Company shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;

EXHIBIT 10.1

(B)the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund; and
(C)the Swingline Lender; provided that no consent of the Swingline Lender shall be required for an assignment of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund.
(ii)     Assignments shall be subject to the following additional conditions:
(A)     except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (in the case of Revolving Commitments and Revolving Loans) or $1,000,000 (in the case of a Term Loan) unless each of the Company and the Administrative Agent otherwise consent, provided that no such consent of the Company shall be required if an Event of Default has occurred and is continuing;
(B)     each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;
(C)     the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, such fee to be paid by either the assigning Lender or the assignee Lender or shared between such Lenders; and
(D)the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company and its affiliates and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

For the purposes of this Section 9.04(b), the term “Approved Fund” has the following meaning:
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
(iii)     Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
(iv)     The Administrative Agent, acting for this purpose as an agent of each Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by

EXHIBIT 10.1

the Company, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(v)     Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b), 2.18(e) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(c)     Any Lender may, without the consent of any Borrower, the Administrative Agent, the Issuing Banks or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(d) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(d)     Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

EXHIBIT 10.1

SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in the Amendment and Restatement Agreement, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07. Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower or any Subsidiary Guarantor against any of and all of the Secured Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.
(b)     Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan, and of the United States District Court for the Southern District of New York, sitting in the Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall

EXHIBIT 10.1

affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.
(c)     Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)     Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Each Subsidiary Borrower irrevocably designates and appoints the Company, as its authorized agent, to accept and acknowledge on its behalf, service of any and all process which may be served in any suit, action or proceeding of the nature referred to in Section 9.09(b) in any federal or New York State court sitting in New York City. The Company hereby represents, warrants and confirms that the Company has agreed to accept such appointment. Said designation and appointment shall be irrevocable by each such Subsidiary Borrower until all Loans, all reimbursement obligations, interest thereon and all other amounts payable by such Subsidiary Borrower hereunder and under the other Loan Documents shall have been paid in full in accordance with the provisions hereof and thereof and such Subsidiary Borrower shall have been terminated as a Borrower hereunder pursuant to Section 2.23. Each Subsidiary Borrower hereby consents to process being served in any suit, action or proceeding of the nature referred to in Section 9.09(b) in any federal or New York State court sitting in New York City by service of process upon the Company as provided in this Section 9.09(d); provided that, to the extent lawful and possible, notice of said service upon such agent shall be mailed by registered or certified air mail, postage prepaid, return receipt requested, to the Company and (if applicable to) such Subsidiary Borrower at its address set forth in the Borrowing Subsidiary Agreement to which it is a party or to any other address of which such Subsidiary Borrower shall have given written notice to the Administrative Agent (with a copy thereof to the Company). Each Subsidiary Borrower irrevocably waives, to the fullest extent permitted by applicable law, all claim of error by reason of any such service in such manner and agrees that such service shall be deemed in every respect effective service of process upon such Subsidiary Borrower in any such suit, action or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid and personal service upon and personal delivery to such Subsidiary Borrower. To the extent any Subsidiary Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution of a judgment, execution or otherwise), each Subsidiary Borrower hereby irrevocably waives such immunity in respect of its obligations under the Loan Documents. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable law.

SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12. Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential

EXHIBIT 10.1

nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners) (in which case each of the Administrative Agent, the Issuing Banks and the Lenders agree to the extent not prohibited by applicable law, rule, regulation or order, to inform the Company promptly of the disclosure thereof and to the extent practicable, prior thereto), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (in which case each of the Administrative Agent, the Issuing Banks and the Lenders agree to the extent not prohibited by applicable law, rule, regulation or order, to inform the Company promptly of the disclosure thereof and to the extent practicable, prior thereto), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations, (g) with the written consent of the Company or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Company. Notwithstanding the foregoing, none of the Administrative Agent, any Issuing Bank or any Lender shall be required to provide notice of any permitted disclosures made in connection with any regulatory review of the Administrative Agent, such Issuing Bank or such Lender by any governmental agency or regulatory body with jurisdiction over the Administrative Agent, such Issuing Bank or such Lender. For the purposes of this Section, “Information” means all information received from the Company relating to the Company or its business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Company and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Company after the Original Effective Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.13. USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies each Loan Party that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Act.

SECTION 9.14. Releases of Subsidiary Guarantors.
(a)     A Subsidiary Guarantor shall automatically be released from its obligations under the Subsidiary Guaranty upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Guarantor ceases to be a Subsidiary; provided that, if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise. In connection with any termination or release pursuant to this Section, the Administrative Agent shall (and is hereby irrevocably authorized by each Lender to) execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.
(b)     Further, provided no Event of Default exists, the Administrative Agent may (and is hereby irrevocably authorized by each Lender to), upon the request of the Company, release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty if such Subsidiary Guarantor is no longer a Domestic Subsidiary.
(c)     At such time as the principal and interest on the Loans, all LC Disbursements, the fees, expenses and other amounts payable under the Loan Documents and the other Obligations (other than Banking Services Obligations, Swap Obligations, and other Obligations expressly stated to survive such payment and termination) shall have been paid in full in cash, the Commitments shall have been terminated and no Letters of Credit shall be outstanding, the Subsidiary Guaranty and all obligations (other than those expressly stated to survive such termination) of each

EXHIBIT 10.1

Subsidiary Guarantor thereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any Person.

SECTION 9.15. Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the Secured Parties, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession. Should any Lender (other than the Administrative Agent) obtain possession of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

SECTION 9.16. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.17. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Lenders are arm’s-length commercial transactions between such Borrower and its Affiliates, on the one hand, and the Lenders and their Affiliates, on the other hand, (B) such Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) such Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Lenders and their Affiliates is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for such Borrower or any of its Affiliates, or any other Person and (B) no Lender or any of its Affiliates has any obligation to such Borrower or any of its Affiliates with respect to the transactions contemplated hereby except, in the case of a Lender, those obligations expressly set forth herein and in the other Loan Documents; and (iii) each of the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of such Borrower and its Affiliates, and no Lender or any of its Affiliates has any obligation to disclose any of such interests to such Borrower or its Affiliates. To the fullest extent permitted by law, each Borrower hereby waives and releases any claims that it may have against each of the Lenders and their Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 9.18. Material Non-Public Information.
(a)     EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE COMPANY AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
(b)     ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE COMPANY OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE

EXHIBIT 10.1

COMPANY AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE COMPANY AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

ARTICLE X

Company Guarantee
In order to induce the Lenders to extend credit to the other Borrowers hereunder, the Company hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the payment when and as due of the Secured Obligations of the other Loan Parties. The Company further agrees that the due and punctual payment of such Secured Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any such Secured Obligation.
The Company waives presentment to, demand of payment from and protest to any Loan Party of any of the Secured Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of the Company hereunder shall not be affected by (a) the failure of the Administrative Agent, any Issuing Bank or any Lender to assert any claim or demand or to enforce any right or remedy against any Loan Party under the provisions of this Agreement, any other Loan Document or otherwise; (b) any extension or renewal of any of the Secured Obligations; (c) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of this Agreement, or any other Loan Document or agreement; (d) any default, failure or delay, willful or otherwise, in the performance of any of the Secured Obligations; (e) the failure of the Administrative Agent to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Secured Obligations, if any; (f) any change in the corporate, partnership or other existence, structure or ownership of any Loan Party or any other guarantor of any of the Secured Obligations; (g) the enforceability or validity of the Secured Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Secured Obligations or any part thereof, or any other invalidity or unenforceability relating to or against any Loan Party or any other guarantor of any of the Secured Obligations, for any reason related to this Agreement, any Swap Agreement, any Banking Services Agreement, any other Loan Document, or any provision of applicable law, decree, order or regulation of any jurisdiction purporting to prohibit the payment by any Loan Party or any other guarantor of the Secured Obligations, of any of the Secured Obligations or otherwise affecting any term of any of the Secured Obligations; or (h) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of the Company or otherwise operate as a discharge of a guarantor as a matter of law or equity or which would impair or eliminate any right of the Company to subrogation.
The Company further agrees that its agreement hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Secured Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Administrative Agent, any Issuing Bank or any Lender to any balance of any deposit account or credit on the books of the Administrative Agent, any Issuing Bank or any Lender in favor of any Loan Party or any other Person.
The obligations of the Company hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of any of the Secured Obligations, any impossibility in the performance of any of the Secured Obligations or otherwise.
The Company further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Secured Obligation (including a payment effected through exercise of a right of setoff) is rescinded, or is or must otherwise be restored or returned by the Administrative

EXHIBIT 10.1

Agent, any Issuing Bank or any Lender upon the insolvency, bankruptcy or reorganization of any Loan Party or otherwise (including pursuant to any settlement entered into by a Secured Party in its discretion).
In furtherance of the foregoing and not in limitation of any other right which the Administrative Agent, any Issuing Bank or any Lender may have at law or in equity against any Loan Party by virtue hereof, upon the failure of any other Loan Party to pay any Secured Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Company hereby promises to and will, upon receipt of written demand by the Administrative Agent, any Issuing Bank or any Lender, forthwith pay, or cause to be paid, to the Administrative Agent, any Issuing Bank or any Lender in cash an amount equal to the unpaid principal amount of the Secured Obligations then due, together with accrued and unpaid interest thereon. The Company further agrees that if payment in respect of any Secured Obligation shall be due in a currency other than Dollars and/or at a place of payment other than New York, Chicago or any other Eurocurrency Payment Office and if, by reason of any Change in Law, disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such Secured Obligation in such currency or at such place of payment shall be impossible or, in the reasonable judgment of the Administrative Agent, any Issuing Bank or any Lender, disadvantageous to the Administrative Agent, any Issuing Bank or any Lender in any material respect, then, at the election of the Administrative Agent, the Company shall make payment of such Secured Obligation in Dollars (based upon the applicable Equivalent Amount in effect on the date of payment) and/or in New York, Chicago or such other Eurocurrency Payment Office as is designated by the Administrative Agent and, as a separate and independent obligation, shall indemnify the Administrative Agent, any Issuing Bank and any Lender against any losses or reasonable out-of-pocket expenses that it shall sustain as a result of such alternative payment.
Upon payment by the Company of any sums as provided above, all rights of the Company against any Loan Party arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full in cash of all the Secured Obligations owed by the Loan Parties to the Administrative Agent, the Issuing Banks and the Lenders.
The Company hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under the Subsidiary Guaranty in respect of Specified Swap Obligations (provided, however, that the Company shall only be liable under this paragraph for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this paragraph or otherwise under this Article X voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The Company intends that this paragraph constitute, and this paragraph shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Subsidiary Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
Nothing shall discharge or satisfy the liability of the Company hereunder except the full performance and payment in cash of the Secured Obligations.
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